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                                                                  EXHIBIT 10.14



                                LIMITED LIABILITY

                                COMPANY AGREEMENT


                                       of


                          PBO PROPERTY CAPITAL, L.L.C.














                               As of May 20, 1998







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                                TABLE OF CONTENTS



                                                                           Page
1.  Certain Definitions..................................................... 1

2.  Existence and Name; Principal Office.................................... 1
    2.1  Continuance of Existence; Name..................................... 1
    2.2  Principal Office................................................... 2
    2.3  Registered Office; Registered Agent................................ 2

3.  Term.................................................................... 2

4.  Purpose................................................................. 2

5.  Competition............................................................. 2

6.  Representations......................................................... 4

7.  Responsibilities........................................................ 5
    7.1  Pioneer Responsibilities........................................... 5
    7.2  Fund Manager....................................................... 6

8.  Capital Contributions................................................... 6
    8.1  Initial Capital Contributions...................................... 6
    8.2  Contributions to Capital of the Funds.............................. 6
    8.3  Certain Payments under the Financing Documents..................... 7
    8.4  No Other Contributions............................................. 7
    8.5  Payment of Company Expenses........................................ 7
    8.6  Voluntary Loans.................................................... 8

9.  Capital Accounts........................................................ 9
    9.1  Definition of Capital Account...................................... 9
    9.2  Determination of Capital Accounts.................................. 9
    9.3  Minimum Gain, Etc..................................................10
    9.4  Allocation with Respect to Contributed Property....................11

10. Distribution of Cash; Disposition of Asset Management Fee...............11
    10.1 General............................................................11
    10.2 Distributions in Proportion to Capital Contributions to Funds......11
    10.3 Distributions of Carry.............................................11
    10.4 Asset Management Fees..............................................11

11. Allocations.............................................................12



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    11.1   Allocation of Carry, Asset Management Fees, Interest
           on Asset Management Reserves and Net Profits.................... 12
    11.2   Allocation of Company Expenses, Allocations of Loss and
           Net Loss........................................................ 12

12. Books and Records...................................................... 13
    12.1   Maintenance of Books............................................ 13
    12.2   Preparation of Financial Statements............................. 13
    12.3   Delivery of Annual Financial Statements......................... 14
    12.4   Quarterly Financial Statements.................................. 14
    12.5   Operating Statements............................................ 14
    12.6   Right to Inspect................................................ 14
    12.7   Tax Returns..................................................... 15
    12.8   Other Tax Provisions............................................ 15
    12.9   Tax Matters Partner............................................. 16
    12.10  Audits, Etc..................................................... 16

13. Bank Accounts.......................................................... 16
    13.1   Operating Accounts.............................................. 16
    13.2   Other Bank Accounts............................................. 16
    13.3   Investment of Funds, Etc........................................ 17

14. Management and Powers.................................................. 17
    14.1   General......................................................... 17
    14.2   Affiliate Contracts............................................. 17
    14.3   Authority of Members to Bind Company............................ 18
    14.4   Meetings........................................................ 18
           14.4.1   Regular Meetings....................................... 18
           14.4.2   Special Meetings....................................... 18
    14.5   Officers; Directors; Employees.................................. 18
           14.5.1   Officers............................................... 18
           14.5.2   Directors.............................................. 19
           14.5.3   Employees.............................................. 19
    14.6   Investment Committee............................................ 19
    14.7   Advisory Board.................................................. 19
    14.8   Operating Guidelines............................................ 21
           14.8.1   Acquisition of Projects; Construction Budgets.......... 21
           14.8.2   Operating and Capital Improvement Budgets.............. 23
           14.8.3   Approval of Operating, Construction and Capital
                      Improvement Budgets.................................. 23
           14.8.4   Administrative Budgets................................. 25
           14.8.5   Budget Items Not Approved; Updates..................... 26



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            14.8.6   Additional Provisions Regarding Initial Construction
                       and Capital Improvements............................ 27
            14.8.7   Quarterly And Monthly Reports......................... 27
            14.8.8   Certain Major Actions................................. 28
            14.8.9   Section 754 Election.................................. 31
            14.8.10  Standard Lease Form................................... 31
            14.8.11  Notice of Litigation.................................. 32

15. Rights and Duties of the Members....................................... 32
    15.1  Persons Retained................................................. 32
    15.2  Dealings with Affiliates......................................... 32
    15.3  Property Management And Other Agreements......................... 32
    15.4  Liability of Members; Indemnification............................ 33
    15.5  Return of Capital................................................ 33
    15.6  Restoration of Negative Capital Accounts......................... 34
    15.7  Fees and Expenses................................................ 34
    15.8  Prohibition on Retirement or Withdrawal.......................... 34

16. Transfer of Interests in the Company................................... 34
    16.1  Restriction on Transfers......................................... 34
    16.2  Restriction on Transfer of Interests in Pioneer.................. 35
    16.3  Restriction on Transfers of Interests in Banc One................ 35
    16.4  Additional Requirements.......................................... 35

17. Loss of Rights Under Certain Circumstances............................. 36
    17.1  Loss of Rights................................................... 36
    17.2  Remedy Not Exclusive............................................. 36

18. Dissolution of the Company............................................. 36
    18.1  Events of Dissolution............................................ 37
    18.2  Consequences of Dissolution...................................... 37

19. Gain, Loss and Distribution on Liquidation............................. 37
    19.1  Statement of Assets and Liabilities.............................. 37
    19.2  Liquidation of Property and Assets............................... 37
    19.3  Allocation of Profits and Losses................................. 37
    19.4  Distribution of Proceeds of Liquidation.......................... 37
    19.5  Other Provisions................................................. 38

20. Notices................................................................ 39

21. No Partition........................................................... 39


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22. Captions............................................................... 40

23. Variation of Pronouns.................................................. 40

24. Counterparts........................................................... 40

25. Governing Law.......................................................... 40

26. Successors and Assigns................................................. 40

27. Miscellaneous.......................................................... 40
    27.1  Further Assurances............................................... 40
    27.2  Delegation of Responsibilities, Etc.............................. 40
    27.3  Legal Expenses................................................... 40
    27.4  Savings Clause................................................... 41
    27.5  Amendments....................................................... 41
    27.6  Finance Agreement................................................ 41

Schedule 1.0   Definitions

Schedule 5.0   Existing Investments

Schedule 8.1   Initial Capital Contributions




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     THIS LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended from time to time in accordance with Section 27.5 hereof, and including all exhibits and schedules hereto, this "AGREEMENT") is made as of the 20th day of May, 1998 by and between PIONEER REAL ESTATE ADVISORS, INC., a Delaware corporation having an office at 60 State Street, Boston, Massachusetts 02109 ("Pioneer") and BANC ONE CAPITAL HOLDINGS CORPORATION, an Ohio corporation having an office at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215 ("Banc One").


                              W I T N E S S E T H :

     WHEREAS, on February 26, 1998, the parties formed the Company as a limited liability company under the Limited Liability Company Act of the State of Delaware (the "Act"); and

     WHEREAS, the purpose of the Company shall be to act as the Managing Member of PBO Property Fund, L.L.C. (the "Fund"), a Delaware limited liability company being established to invest, through wholly-owned or partly-owned subsidiaries, in real estate in Central and Eastern Europe and in certain countries which were formerly a part of the Union of Soviet Socialist Republics; and

     WHEREAS, the Fund intends to finance its activities in part by obtaining financing (the "OPIC Loan") arranged by the Overseas Private Investment Corporation ("OPIC"), an agency of the United States.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. CERTAIN DEFINITIONS. The definitions of certain terms used in this Agreement are set forth in Schedule 1.0 of this Agreement. Schedule 1.0 also contains an index of certain other defined terms used in this Agreement.

     2. EXISTENCE AND NAME; PRINCIPAL OFFICE.

          2.1 CONTINUANCE OF EXISTENCE; NAME. The Members have formed the Company as a limited liability company pursuant to the Act. The name of the Company is and shall be "PBO Property Capital, L.L.C." and its business shall be conducted under that name or any variation thereof that Pioneer and Banc One deem appropriate. Pioneer shall be the Managing Member of the Company.



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        2.2 PRINCIPAL OFFICE. The principal office of the Company shall be at
60 State Street, Boston, Massachusetts 02109, or at such other place as Pioneer and Banc One may from time to time mutually determine.

        2.3 REGISTERED OFFICE; REGISTERED AGENT. The Company's registered office shall be c/o CT Corporation System, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process within the State of Delaware shall be c/o CT Corporation System, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. In the event that the Person at any time acting as such agent shall cease to act as such agent for any reason, Pioneer may appoint a substitute agent. Such agent shall be the agent of the Company on which any process, notice or demand required or permitted by law to be served on the Company may be served.

     3. TERM. The term of the Company shall commence upon the filing of the Company's Certificate of Formation with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

     4. PURPOSE. The purpose of the Company shall be to act as the Managing Member of the Fund, and to take all actions and engage in all activities reasonably incidental thereto (including, without limitation, executing and delivering Financing Documents, both in its capacity as Managing Member of the Fund and also on its own behalf).

     5. COMPETITION.

        (a) Except as otherwise expressly provided in this Agreement (including, without limitation, subsection (b)), each Member and its Affiliates may engage in or possess an interest in any other business venture or ventures, and neither the Company nor the other Member shall have any rights in or to such venture or ventures or the income or profits derived therefrom.

        (b) The rights of the Members and their respective Affiliates to pursue investments in Central and Eastern Europe and the NIS shall be subject to the following restrictions, subject to subsection (c) hereof:

          (i) In no event shall any Member or any Affiliate of any Member organize, seek to organize, sponsor or manage any fund for the purpose of investing in one or more Projects or Project Interests in Central and Eastern Europe and/or the NIS or any portion thereof until such time as the Fund shall have invested, or entered into binding contractual arrangements to invest, an aggregate amount of not less than 75% of the


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     aggregate Capital Commitments (as defined in the Fund LLC Agreement) of the
     Fund.

          (ii) If during the term of this Agreement Pioneer, Banc One or any Affiliate of either of them (the "Originating Party") shall be presented with an opportunity to acquire any Project or Project Interest, and at such time the Fund shall have sufficient remaining Capital Commitments and financing to pursue such acquisition, then before pursuing such acquisition on its own behalf or on behalf of any other Person, such Originating Party shall present such proposed acquisition to the other Member for consideration as an investment by the Fund or a Subsidiary. If the other Member shall decline to cause the Fund to invest in such Project or Project Interest, then the Originating Party shall be free to pursue such Project or Project Interest for its own account. If the other Member desires to cause the Fund to pursue such Project or Project Interest, then the Members shall use good faith efforts to cause the Fund to acquire such Project or Project Interest and the Originating Party shall thereafter have no right to pursue such Project or Project Interest for its own account. If the Fund shall be unable to pursue such Project or Project Interest because OPIC shall fail to approve the same, then the Originating Party may pursue such Project or Project Interest, but shall first consult with the other Member as to whether such Project or Project Interest may be pursued on a joint basis outside the Fund.

          (iii) During the term of this Agreement, neither Member nor any Affiliate of a Member shall acquire or enter into any agreement to acquire any Project or Project Interest other than on behalf of the Fund so long as the acquisition thereof is being considered by the Fund or any Subsidiary.

          (iv) Neither Member nor any Affiliate of a Member shall have the right to proceed with the acquisition of a Project or Project Interest other than on behalf of the Fund if (A) the Project or Project Interest in question is directly competitive with any other Project or Project Interest in which the Fund or a Subsidiary then owns, or is actively considering acquiring, an interest and (B) activities to be undertaken by the Member or its Affiliate in connection with such other Project or Project Interest are reasonably likely to have a material adverse effect on the Project or Project Interest then owned or being considered by the Fund or a Subsidiary.

          (v) Pioneer and Banc One acknowledge and agree that this subsection
     (b) is intended to bind not only Pioneer and Banc One but also their respective Affiliates and parent companies. In furtherance of the



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     foregoing, Pioneer and Banc One each agrees upon request of the other to cause its respective parent company to enter into an agreement confirming the foregoing.

        (c) The provisions of the foregoing subsection (b) shall not be applicable to (i) any existing investments in which either Member or any of its Affiliates currently has an interest or is actively pursuing, as set forth in
Schedule 5.0 annexed hereto and made a part hereof or (ii) with respect to Pioneer and its Affiliates, any Project or Project Interest located in Poland, which Pioneer or its Affiliate may offer first to Pioneer Polish Real Estate Fund, S.A. ("Pioneer Poland").

        (d) During the term of the OPIC Loan, the Company shall not permit the Fund or the Holding Company or any Portfolio Holding Company or Controlled Portfolio Company (each as defined in the Finance Agreement) to (1) invest in any Project, Portfolio Holding Company or Portfolio Company (each as defined in the Finance Agreement) located in or organized and operating in Poland (individually, a "Polish Investment") in which Pioneer Poland holds an equity or debt interest, (2) hold an equity or debt interest in any Polish Investment in which Pioneer Poland is or will be investing, or (3) sell or transfer to, or acquire from, Pioneer Poland, directly or indirectly, any equity or debt interest in any Project, Portfolio Holding Company or Portfolio Company, unless
(A) in all cases, the Fund has delivered to OPIC true and complete copies of approvals thereof from (x) the Independent Advisory Board Committee in accordance with Section 6.8(d) of the Finance Agreement and Section 9(a) of the Fund LLC Agreement and (y) the committee of Pioneer Poland with the authority and functions most nearly comparable to those of the Independent Advisory Board Committee, and (B) in addition, but solely in the case of clause (3) above, the Fund has obtained OPIC's approval of such sale, transfer or acquisition, which approval may be withheld in OPIC's sole discretion.

        (e) The Company shall engage in no activity other than the ownership of its interest in the Fund and activities undertaken in its capacity as Managing Member of the Fund. Except as otherwise provided in the Finance Agreement and in this Agreement, any of the Company's Affiliates, the Company's Members, or any Affiliate of any Member may organize or sponsor any new private investment fund having primary investment objectives in Central and Eastern Europe or the NIS substantially the same as those of the Fund, in which event any opportunity to invest in companies, Projects or real estate shall be allocated between the Company (and its Subsidiaries) and the other funds by the Company and such Member or Affiliate in their sole discretion.

     6. REPRESENTATIONS. Each Member warrants and represents to the other as follows: that it is a corporation, partnership or limited liability company, as



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applicable, duly organized, validly existing and in good standing under the laws of the state in which it was formed; that it has the power, right, authority and legal capacity to execute and deliver this Agreement and the documents referred to herein and to enter into and fully perform and observe the transactions contemplated hereby and thereby; that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the documents referred to herein have been duly authorized by all necessary action on behalf of such Member; and that all of the Persons who execute and deliver this Agreement and the documents referred to herein on behalf of such Member have been (or, at the time of such execution, will be) duly authorized and empowered on behalf of such Member so to do and to enter into all transactions contemplated hereby and thereby.

    7. RESPONSIBILITIES.

        7.1 PIONEER RESPONSIBILITIES. Except to the extent expressly provided to the contrary in this Agreement, but subject to the provisions of Section 7.2 and Article 14, Pioneer shall conduct (or cause to be conducted) the ordinary and usual business and affairs of the Fund and, to the extent controlled directly or indirectly by the Fund, the Subsidiaries. In addition to, and without limiting the generality of, the foregoing, Pioneer shall have the authority to, and shall be responsible for, performing (or causing to be performed) the following actions and services (Pioneer's authority in this regard to be subject, however, to the consent or approval of Banc One (not to be unreasonably withheld), to the extent required under this Agreement, and subject to the provisions of the Financing Documents): (i) together with Delphos (or any other designee of Banc One), identifying the Host Countries in which the Fund will invest; (ii) investigating and identifying, within Host Countries so identified by Pioneer and Delphos (or any other designee of Banc
One), appropriate Project Interests, vehicles for the development and acquisition of Project Interests and appropriate joint venture partners for the Fund; (iii) determining the market feasibility of proposed Project Interests;
(iv) locating prospective lessees and/or buyers of Projects or portions thereof; (v) developing the design of Projects to be constructed by Subsidiaries; (vi) implementing and supervising the construction of approved Projects (including, without limitation, obtaining all permits and approvals required for such construction); (vii) selecting the architectural, engineering, construction and marketing firms to be utilized in the construction and marketing of such Projects; (viii) conducting all leasing and management activities related to each Project; (ix) selecting and hiring all service providers necessary to operate and maintain each Project; (x) providing market research and other advice relating to the disposition of Project Interests (xi) securing financing in connection with the acquisition, construction or refinancing of each Project Interest, (xii) structuring and implementing the sale or other disposition of each Project Interest, (xiii) issuing reports and other communications to, granting or withholding consents to actions by, calling for capital contributions by, sending distribution




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checks to and otherwise dealing and maintaining relations with the investors in the Fund, (xiv) analyzing market, political and currency risks with respect to Host Countries, (xv) structuring and providing tax analysis with respect to proposed acquisitions, (xvi) conducting due diligence with respect to potential Project Interests and preparing projections with respect thereto and (xvii) administering the Fund. Pioneer shall devote such time, render such services, and select and maintain such staff as is necessary in order to conduct the ordinary and usual business and affairs of the Subsidiaries and to perform the other activities and services hereinabove described. In addition, in the event that Pioneer or any Affiliate of Pioneer is performing development and/or property management services with respect to any Project Interest, Pioneer shall (or shall cause such Affiliate to) maintain such staff as is necessary to provide such services in an efficient manner.

        7.2 FUND MANAGER The parties agree that, subject to the consent of OPIC (to the extent such consent is required under the Financing Documents), and subject to the applicable provisions of the Fund LLC Agreement and the Finance Agreement, one or more of the responsibilities described in Section 7.1 may be delegated to an investment manager selected by Pioneer with the approval of Banc One, not to be unreasonably withheld (the "Fund Manager") engaged by the Fund pursuant to an investment management agreement satisfactory to Banc One. No such delegation shall relieve Pioneer of its responsibilities, or reduce any of Banc One's consent or other rights, under this Agreement. All officers of the Fund Manager and all employees thereof other than those exercising solely ministerial duties shall be appointed, and the compensation and other terms of employment of such employees shall be determined, by Pioneer subject to the approval of Banc One (which approval shall not be unreasonably withheld). The agreement between the Fund and any Fund Manager shall provide that all matters which require the consent or approval of Banc One hereunder shall require the consent or approval of the Fund under such agreement. No such agreement shall be modified, amended or terminated without the consent of both Pioneer and Banc One. The Fund Manager shall be compensated, in a manner agreed to by Banc One and Pioneer, solely from all or a portion of the Asset Management Fee (as defined in the Fund LLC Agreement).


   8. CAPITAL CONTRIBUTIONS.

        8.1 INITIAL CAPITAL CONTRIBUTIONS. The initial amount of capital contributed to the Company by each Member (its "Initial Capital Contribution") is set forth on Schedule 8.1 annexed hereto and made a part hereof.

        8.2 CONTRIBUTIONS TO CAPITAL OF THE FUNDS. The Company shall have the obligation under the operating agreement of the Fund (as the same




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may be amended from time to time, the "Fund LLC Agreement"), to make contributions to the capital of the Fund up to the aggregate amount specified in such agreement. Pioneer shall, simultaneously with the giving of notices to the members of the Fund requiring them to make any installment of their capital contributions to the Fund, give to each Member a notice (a "Contribution Notice") requiring it to contribute to the capital of the Company such Member's Percentage Interest of the amount then required to be contributed by the Company to the capital of the Fund. Each Member shall, within eight (8) Business Days after its receipt of such notice, advance to the Company its Percentage Interest of such amount. Pioneer shall be responsible for causing the Company to contribute to the capital of the Fund, within the time period provided for in the Fund LLC Agreement, all amounts advanced by the Members under this Section 8.2.

        8.3 CERTAIN PAYMENTS UNDER THE FINANCING DOCUMENTS. If, under the Fund LLC Agreement or the Finance Agreement, any loan or capital contribution (in each case, a "Shortfall Advance") is required to be made in order to fund the Shortfall Amount (as defined in the Finance Agreement), then Pioneer and Banc One may, but shall not be obligated to, make a loan or loans to the Company to enable the Company to contribute to the Fund to fund the Shortfall Advance. Such loans may be made by the Members in such amounts and such relative proportions as the Members may agree, or absent such agreement, the Members may make such loans in equal amounts (taking into account any advances made by each Member or other Affiliates of each Member in respect of such Shoftfall Amount under the Fund LLC Agreement). Any such loan shall be treated as a Fund Expense Loan for all purposes of this Agreement.

        8.4 NO OTHER CONTRIBUTIONS. Except as provided in Sections 8.1, 8.2 and 8.3, no Member shall be required to make any contributions to the capital of or loans to the Company. No Member may make any contribution to the capital of or make any loan to the Company which is not required to be made under this Agreement without the consent of the other Member.

        8.5 PAYMENT OF COMPANY EXPENSES.

                (a) It is understood that the Company will incur certain expenses for which it may not be entitled to reimbursement from the Fund ("Company Expenses"). Such expenses may include (to the extent in accordance with the Administrative Budget and Section 14.8.4): (i) commissions approved by Pioneer and Banc One in connection with the sale of membership interests in the Fund; (ii) the cost of preparing the tax returns of the Company, auditing the books and records of the Company (if the same are audited) and preparing the financial statements, reports and other items required to be prepared under Sections 12.2 and 12.4 hereof (to the extent such statements, books and reports relate to the Company





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        and not to the Fund); (iii) fees and disbursements paid to legal counsel of the Company; (iv) fees incurred in connection with the filing of the Company's Certificate of Formation and similar administrative fees incurred in connection with the maintenance of the legal existence of the Company; (v) franchise and other similar taxes of the Company; (vi) interest on Company Expense Loans; (vii) wages, salaries, benefits and other compensation of the employees of the Company, if any; (viii) office rent, utility expenses, supplies and other overhead and administrative expenses of the Company; (ix) the allocable share of the compensation and other expenses of Pioneer and Banc One and their respective Affiliates payable by the Company as described in
Section 10.4 hereof; and (x) any other operating expenses of the Company incurred in accordance with this Agreement which are not reimbursed to the Company by the Fund. It is the Members' intention that all Company Expenses be paid from reserves established by the Company out of payments of the Asset Management Fee ("Asset Management Reserves"); provided, however, that if such amounts shall at any time be insufficient to pay the Company Expenses as and when the same become due and payable, the Members shall have the right to make loans to the Company, on the terms and conditions set forth in Section 8.5(b), in order to meet such Company Expenses.

        (b) If at any time the Company has insufficient funds on hand to pay Company Expenses, then any or all of the Members shall have the right, but not the obligation, to advance to the Company the amount of the insufficiency on such terms and conditions (and in such proportions) as may be agreed to by all of the Members, or absent such agreement, the Members may make such advances in equal amounts. Each such advance shall constitute a loan (a "Company Expense Loan") to the Company.

             8.6 VOLUNTARY LOANS. The Members acknowledge that, under the Fund LLC Agreement, the Company may have the right to make loans (or advances pursuant to Section 5.3 of the Fund LLC Agreement) from time to time ("Voluntary Loans") to the Fund in order to meet cash needs of the Fund. Either or both of the Members shall have the right, but not the obligation, to advance to the Company the funds necessary to make any Voluntary Loan. If both Members wish to make such advance, they shall do so in such relative proportions as they shall agree on, and if the Members are unable so to agree, the Members shall advance such funds in equal amounts (taking into account any advances made by each Member or other Affiliates of each Member in respect of the cash needs of the Fund in question). Each such advance shall constitute a loan ("Fund Expense Loan") to the Company, which Fund Expense Loan shall bear interest at an annual rate equal to the rate at which Voluntary Loans bear interest. All amounts received by the Company in repayment of Voluntary Loans and in payment of the interest thereon shall, within ten (10) days after receipt thereof, be distributed to the Member(s) who made the applicable Fund Expense Loan(s) in proportion to the respective amounts owed to




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each Member, and applied first to the repayment of interest accrued on such Fund
Expense Loan(s) or such advances and thereafter to the payment of the principal thereof.

        8.7 RESTRICTIONS ON CAPITAL CALLS. Notwithstanding anything to the contrary contained in this Agreement, a capital contribution may be initiated (and a Contribution Notice may be delivered) only by Pioneer or a Person designated by Pioneer, and no other Person, including any creditor or any group of any or all of the creditors of the Company, or any Person acting on behalf of any such creditor or group of creditors, or any successor to Pioneer's interest by virtue of the exercise by any such creditor or group of creditors of its or their rights under any financing agreement, shall have any right to initiate or require a capital contribution (it being understood and agreed that capital commitments of the Members are not and shall not, except as set forth in the following proviso, be deemed an asset or right of the Company); provided, that if the Fund has made an investment in a Project with respect to which construction has commenced but has not been completed, OPIC may, in the exercise of its rights, powers and remedies under the Finance Agreement and the other Financing Documents and upon the occurrence and during the continuance of an Event of Default (as defined in the Finance Agreement), issue, or cause Pioneer to issue, one or more Contribution Notices for the purpose of causing the Members to contribute capital to the Company in accordance with this Agreement in an aggregate amount sufficient for the Company to meet its obligations under Section 5.1(b)(iv) of the Fund LLC Agreement.

     9. CAPITAL ACCOUNTS.

        9.1 DEFINITION OF CAPITAL ACCOUNT. The term "capital account," when used with respect to any Member, shall mean the aggregate amount contributed by such Member to the capital of the Company pursuant to Article 8, increased by
(a) all additional contributions (including the fair market value of any property contributed by such Member, net of liabilities assumed by the Company or to which such property is subject), if any, made by such Member to the capital of the Company and (b) all amounts credited to the capital account of such Member pursuant to Articles 9, 11 and 19 and decreased by (i) all amounts charged to the capital account of such Member pursuant to Articles 9, 11 and 19, (ii) all amounts distributed to such Member pursuant to Article 10 and
(iii) the fair market value of any property distributed by the Company to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject).

        9.2 DETERMINATION OF CAPITAL ACCOUNTS. Except as otherwise provided in this Agreement, whenever it is necessary to determine the capital account of a Member for the purposes hereof, the capital account of such Member shall be determined after giving effect to all capital contributions





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

theretofore made to the Company, to all allocations of Net Profits and Net Losses pursuant to Article 9, 11 or 19 hereof for transactions effected prior to the time as of which such determination is made, and to all distributions theretofore made pursuant to Article 10.

     9.3 MINIMUM GAIN, ETC.

        (a) Notwithstanding any other provision of this Agreement to the contrary, if the Minimum Gain (as hereinafter defined) at the end of any Fiscal Year or fraction thereof is less than the Minimum Gain at the end of the immediately preceding Fiscal Year or fraction thereof, then (before any other allocation of Company items for such Year or fraction under this Agreement) there shall be credited to the capital account of each Member whose capital account has an Excess Negative Balance an amount of income and gain for such Fiscal Year or fraction (and, if necessary, subsequent Fiscal Years or fractions) in the amount necessary (and in proportion to the amount necessary) to cause such Excess Negative Balance to be equal to zero. The items of income and gain so credited to the capital accounts of the Members in any such Fiscal Year or fraction shall consist, first, of gain recognized from the disposition of property of the Company that is subject to one or more nonrecourse liabilities of the Company to the extent of the decrease in the Minimum Gain attributable to the disposition of such property and, then, of a pro rata portion of the other items of income and gain of the Company for such Fiscal Year or fraction.

        (b) In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Income Tax Regulations that causes an Excess Negative Balance or increases the Excess Negative Balance in the capital account of such Member, then items of Company income and gain shall be allocated to such Member in an amount sufficient to eliminate, to the extent required by the Income Tax Regulations under Section 704(b) of the Code, such Excess Negative Balance as quickly as possible; provided, however, that any allocation of income or gain shall be required under this sentence only if and to the extent that the foregoing adjustments, allocations or distributions cause the capital account of such Member to have an Excess Negative Balance at the end of the Fiscal Year or fraction thereof to which such allocations relate.

        (c) The term "Minimum Gain" shall mean, at any time, the aggregate amount of gain (of whatever character) that would be realized by the Company if, with respect to each nonrecourse liability of the Company, the Company disposed of the property given as security for such liability by transferring such property in full satisfaction of such liability. For purposes of the preceding sentence, the term "nonrecourse liability" shall mean a liability of the Company with respect to which no Member has any personal liability. The term "Excess Negative Balance" shall mean, with respect to any Member, an amount equal to the excess, if any, of the amount of the negative balance of the capital account of such Member over the amount of gain (of whatever character) that would be realized by such Member if the Company disposed of all of its property that is security for nonrecourse liabilities by transferring such property in full satisfaction of such liabilities.

        9.4 ALLOCATION WITH RESPECT TO CONTRIBUTED PROPERTY. Notwithstanding any other provision of this Agreement, income, gain, loss and deduction recognized by the Company for federal income tax purposes with respect to any property contributed to the Company shall be allocated solely for federal income tax purposes so as to take account of the difference between the fair market value of such property and its adjusted basis as of the date of such contribution in accordance with Section 704(c) of the Code.

    10. DISTRIBUTION OF CASH; DISPOSITION OF ASSET MANAGEMENT FEE.

        10.1 GENERAL. Cash received by the Company shall be distributed to the Members in accordance with the following Sections of this Article 10.

        10.2 DISTRIBUTIONS IN PROPORTION TO CAPITAL CONTRIBUTIONS TO FUNDS. All amounts distributed by the Fund to the Company, to the extent distributed on the same basis as distributions to the Investor Members of such Fund (I.E., in proportion to capital contributions to such Fund), and all amounts distributed by the Fund to the Company under Section 7.3(b)(v) of the Finance Agreement, shall be distributed to the Members in proportion to their respective Percentage Interests. Such distributions shall be made within 5 Business Days after the corresponding distribution by the Fund to the Company.

        10.3 DISTRIBUTIONS OF CARRY. With respect to all amounts distributed by the Fund to the Company under Sections 6.3(a)(iii), (iv)(B) and (v)(B) of the Fund LLC Agreement (collectively, the "Carry"), the Company shall retain a portion thereof to be paid to employees of the Company (such portion to be determined and distributed by Pioneer in its sole discretion), and the balance thereof shall be distributed to Pioneer. Distributions of the Carry shall be made within 5 Business Days after the corresponding distributions by the Fund to the Company.

        10.4 ASSET MANAGEMENT FEES. Payments received by the Company on account of the Asset Management Fee, to the extent that Pioneer shall determine that it is not necessary to retain amounts in order to pay or reserve for Company Expenses or to pay any compensation due to any Fund Manager, shall be distributed as follows and in the following order of priority: (i) an amount of such payments up to the aggregate amount of accrued and unpaid interest on Company Expense Loans, if any, shall first be paid to the Members who made such Company Expense Loans, in proportion to the respective amounts of such interest owed to such Members; (ii) an amount of such payments up to the aggregate outstanding principal balance of any outstanding Company Expense Loans shall next be paid to the Members who made such Company Expense Loans, in proportion to the respective outstanding principal balances of such Loans; and (iii) the balance, if any, of such payments shall be distributed equally to Banc One (and/or an Affiliate designated by Banc One) and Pioneer. Payments of the Asset Management Fee applied to the payment of Company Expenses shall be applied as follows and in the following order of priority: (a) to the payment of the out-of-pocket expenses of the Company other than those described in the following clauses (b) and (c); (b) to the payment of the salary and other compensation of full-time employees of the Company; and (c) to reimburse Pioneer and Banc One, and their respective Affiliates, for their overhead, employee costs and other expenses, to the extent properly allocable to the Fund and its activities (as determined on the basis of hours devoted to such activities or such other basis as is reasonably appropriate) and to the extent provided for in the approved Administrative Budget.

        11. ALLOCATIONS.

          11.1 ALLOCATION OF CARRY, ASSET MANAGEMENT FEES, INTEREST ON ASSET MANAGEMENT RESERVES AND NET PROFITS. For each Fiscal Year of the Company, allocations of income pursuant to the Fund LLC Agreement, Asset Management Fees, interest earned on Asset Management Reserves and Net Profits shall be credited to and among the capital accounts of the Members as follows:

               (a) all amounts allocated to the Company pursuant to Sections 6.11(b)(iii), (iv)(B) and (v)(B) of the Fund LLC Agreement shall be credited 100% to Pioneer;

               (b) all Asset Management Fees received by the Company and all interest on Asset Management Reserves shall be credited equally to Banc One and Pioneer; and

               (c) Net Profits shall be credited to the Members in proportion to their respective Percentage Interests.

         11.2 ALLOCATION OF COMPANY EXPENSES, ALLOCATIONS OF LOSS AND NET LOSS. For each Fiscal Year of the Company, Company Expenses, allocations of loss pursuant to the Fund LLC Agreement and Net Loss relating to such period shall be charged to and among the capital accounts of the Members as follows:

        (a) all Company Expenses shall be charged equally to Banc One and Pioneer;

        (b) all amounts allocated to the Company pursuant to Section 6.11(c)(i)(B), (ii)(B) and (iii) shall be charged 100% to Pioneer;

        (c) all amounts in respect of the retained portion of the Carry described in Section 10.3(ii) that are paid by the Company to its employees shall be charged 100% to Pioneer; and

        (d) Net Loss shall be charged to the Members in proportion to their respective Percentage Interests.

      12. BOOKS AND RECORDS.

        12.1 MAINTENANCE OF BOOKS. Pioneer shall keep or cause to be kept, with respect to the Fund and each Subsidiary, full and complete books of account in which shall be entered fully and accurately each transaction effected by the Fund or such Subsidiary. All books of account hereinabove referred to shall at all times be maintained at the office of Pioneer. Such books shall be kept, unless the Members shall otherwise agree, in accordance with generally accepted accounting principles, consistently applied, and on the basis of an accounting period consisting of the Fiscal Year and, in addition, on such other basis or bases as shall be necessary or desirable in order to comply with the tax or reporting requirements of jurisdictions in which Project Interests are located and in which the Fund and the Subsidiaries are organized.

        12.2 PREPARATION OF FINANCIAL STATEMENTS. Pioneer shall cause to be prepared from the books of the Company the following statements, each of which shall show the Company's position with respect to its interest in the Fund: (a) a balance sheet as at the end of each Fiscal Year; (b) statements of net profit or loss, cash flow, sources and applications of funds and changes in the financial position of the Company for such Fiscal Year; (c) statements of amounts distributed to the Members pursuant to Article 10 and amounts paid to the Members pursuant to Section 8.6 for such Fiscal Year and the Members' respective shares thereof and changes in the Members' capital accounts (individually and in the aggregate) for such Fiscal Year; and (d) all financial statements (whether annual, quarterly, special or otherwise) required to be delivered under the Fund LLC Agreement or under the governing documents of any Subsidiaries and under the Financing Documents. The financial statements of the Company shall be audited unless Pioneer and Banc One shall otherwise agree. Financial statements of the Fund and of any Subsidiaries shall be audited as required under the Fund LLC Agreement, the governing documents of such Subsidiaries and/or the Financing Documents.

        12.3 DELIVERY OF ANNUAL FINANCIAL STATEMENTS. Pioneer shall send to Banc One within 120 days after the close of each Fiscal Year, (a) an annual report of the Company, including the balance sheets and financial statements provided for in Section 12.2 and, if such balance sheets and financial statements are audited, including the opinion of the independent certified public accountants referred to in said Section 12.2, and (b) an annual statement indicating the share of each Member of the net income, net loss, gain, loss and other relevant items of the Company for such Fiscal Year for Federal income tax purposes, and also for the purposes of any state and local taxes applicable to any Member, prepared or reviewed by Pioneer or the aforesaid certified public accountants. Pioneer shall also be responsible for causing the Company to deliver to the members of the Fund, to the shareholders, partners or other participants in or of any Subsidiaries, and to the Persons entitled to the delivery of financial statements under the Financing Documents, all financial statements (whether annual, quarterly, special or otherwise) required to be delivered to such Persons under the Fund LLC Agreement, the governing documents of such Subsidiaries and/or the Financing Documents. Copies of the financial statements referred to in the immediately preceding sentence shall be delivered to Banc One simultaneously with their delivery to such members, shareholders, partners or other Persons.

        12.4 QUARTERLY FINANCIAL STATEMENTS. Pioneer shall cause to be prepared from the books of the Company, and shall send to Banc One within 60 days after the close of each calendar quarter, statements setting forth, with respect to such calendar quarter, the information described in clauses (a), (b) and (c) of
Section 12.2.

        12.5 OPERATING STATEMENTS. Pioneer shall require, in each property management agreement entered into by a Subsidiary, that the managing agent thereunder submit to each of the Members, simultaneously with their submission to such Subsidiary, all statements and reports submitted by such managing agent to such Subsidiary in respect of the Project(s) managed by such managing agent, including, without limitation, rent rolls, monthly statements of receipts, disbursements and delinquencies, monthly or quarterly operating statements and the like.

        12.6 RIGHT TO INSPECT. Each Member and its representatives shall have the right, at the expense of the Member taking such action or on whose behalf such action is being taken: (i) to inspect the Projects in which the Fund has a direct or indirect interest and to interview the managing agents, architects, contractors and leasing or sales agents with respect thereto (subject in each case to the provisions of the applicable property management agreement, construction contract or other agreement); and (ii) to inspect, examine and copy all books, records, files and other documents of the Company, the Subsidiaries (including, without limitation, in the case of the Fund and the Subsidiaries, those maintained by their respective managing agents) at all reasonable times during normal business hours at the offices of Pioneer or at such other places as any of the same may then be regularly maintained pursuant to the management agreements then in effect with respect to the Projects.

        12.7 TAX RETURNS. United States federal, state and local income tax returns of the Fund and the Company, as well as any other tax returns required to be filed by the Fund or any Subsidiary under the laws of any jurisdiction, shall be prepared or caused to be prepared by Pioneer and reviewed by the appropriate accountants (if any) then retained by the Company, the Fund or such Subsidiary. Copies of all such tax returns shall be furnished for review and approval to Banc One within 90 days after the close of each Fiscal Year, but in any event at least 10 Business Days before such returns are required to be filed. The income and deductions of the Company for United States federal, state and local income tax purposes shall be reported for tax purposes under the accrual method of accounting. The annual accounting period of the Company for tax purposes shall be the Fiscal Year. Pioneer shall be responsible for preparing and filing, or causing to be prepared and filed, local property tax returns, any other returns which are required to be prepared and filed by the managing agent under any property management agreement relating to a Project and any other tax returns required to be filed by any Subsidiary. Notwithstanding anything to the contrary hereunder set forth, the foregoing provisions shall, with respect to non-U.S. taxes, be deemed modified to the extent necessary to reflect the filing and other requirements associated with such taxes and, at the same time, to give a reasonable period within which to review the returns with respect to such taxes prior to the filing thereof.

        12.8 OTHER TAX PROVISIONS. Any tax credits available to the Company under any provisions of the Code shall, subject to the applicable provisions of the Code, be shared by the Members in the same ratio as that in which they share the items of income the tax on which gave rise to such tax credits. Each item of Company income and deduction shall be separately reported on each Member's United States income tax return pursuant to Income Tax Regulation
Section 1.702-1(a). Tax decisions and elections for the Company, any Subsidiary or the Fund not expressly provided for in this Agreement shall be agreed upon by Pioneer and Banc One. Prompt notice shall be given to the other Members upon receipt of advice by any Member that the Internal Revenue Service or any other taxing authority intends to examine income or other tax returns of the Company, the Fund or any Subsidiary for any prior year.

        12.9 TAX MATTERS PARTNER. Pioneer shall be the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code. Pioneer shall promptly take such action as may be necessary to cause all Members to become "notice partners" within the meaning of Section 6231(a)(8) of the Code. Pioneer shall (i) keep Banc One apprised of all material matters which come to the attention of Pioneer in its capacity as tax matters partner by giving notice to Banc One thereof within 10 business days after Pioneer becomes informed of any such matter or within such shorter period as required to comply with the appropriate statutory or regulatory provision and (ii) provide Banc One with at least 10 business days' advance notice of the time, date and place of any meeting between Pioneer, in its capacity as tax matters partner, and any representative of any taxing authority. Representatives of Banc One shall be entitled to attend any such meeting.

        12.10 AUDITS, ETC. Banc One and Pioneer shall have the right to participate in all audits, appeals and other proceedings or procedures conducted or proposed to be conducted with respect to the taxation of the Company, the Fund and any Subsidiaries and no Member shall take any action in connection with any such audit, appeal, proceeding or procedure without the prior consent of the other Member.

     13. BANK ACCOUNTS.

        13.1 OPERATING ACCOUNTS. All funds of the Subsidiaries shall be deposited in the same of the applicable Subsidiary in one or more bank accounts at one or more banking institutions designated by Pioneer in conformity with the Financing Documents and reasonably acceptable to Banc One. Withdrawals from any such bank account or accounts shall be made only (a) to make expenditures in the regular course of, or otherwise for the purpose of conducting, the business of such Subsidiary (to the extent such expenditures are permitted under Article 14) and (b) to make distributions to the partners or other participants in such Subsidiary in a manner consistent with this Agreement and the governing documents of such entity and the Financing Documents, to the extent of funds in excess of those which are required to establish and maintain a reasonable working capital or other reserve. All such withdrawals shall be made upon such signature or signatures as Banc One and Pioneer may designate or as otherwise required under the Financing Documents. All bank accounts of the Subsidiaries shall be administered in accordance with the applicable provisions of the Financing Documents. For the purposes of this Section 13.1, the term "Subsidiary" shall not include the Holding Company (hereinafter defined).

        13.2 OTHER BANK ACCOUNTS. All funds of the Fund and the Holding Company shall be deposited in one or more bank accounts at State Street

Bank and Trust Company or such other banking institution as is acceptable to Pioneer and Banc One. Such bank accounts shall be established and administered in accordance with the applicable provisions of the Financing Documents. Withdrawals from any such bank account or accounts shall be made only (a) to make contributions or advances to Subsidiaries in accordance with the provisions of the organizational documents of the Subsidiaries; (b) to acquire Interests in Subsidiaries, (c) to pay fees and other expenses the payment of which is authorized under this Agreement; and (d) to make payments, or transfers of funds to other bank accounts, contemplated or required under the Financing Documents. All such withdrawals shall be made upon such signatures as Pioneer and Banc One shall designate or as otherwise required under the Financing Documents.

        13.3 INVESTMENT OF FUNDS, ETC. No funds of the Company, the Fund or any Subsidiary shall be commingled with the funds of any other Person. Pioneer shall use reasonable efforts to keep any such funds on hand from time to time invested in savings accounts, certificates of deposit, governmental obligations or other high-grade interest-bearing securities, or as otherwise required under the Financing Documents.

     14. MANAGEMENT AND POWERS.

        14.1 GENERAL. Subject to the further provisions of this Article 14, and except as provided elsewhere in this Agreement, the management and control of the business and affairs of the Company shall be vested in Pioneer.

        14.2 AFFILIATE CONTRACTS. Notwithstanding anything to the contrary in this Agreement, if Pioneer or Banc One or any Affiliate of a either of them
(the Member in question being referred to herein as the "Affiliated Member") proposes to enter into any contract with, or otherwise deal with, the Company, the Fund or any Subsidiary, then (i) the other of such Members (the "Non-Affiliated Member") shall have the right to consent to such contract or other dealings, which consent shall not be unreasonably withheld if such contract or other dealings are on competitive terms and at competitive rates of compensation (taking into account the type and quality of the Project in question and the level and quality of services to be provided); and (ii) the Non-Affiliated Member shall have the sole right, on behalf of the Company, to give notices of default and termination under any such contract, to terminate any such contract or dealings, to exercise all rights of consent and approval thereunder or with respect thereto, to approve any modifications to or with respect to such contract or dealings, and if any such contract or other dealings shall be terminated as a result of a breach thereof or otherwise for cause, to select a Person in replacement for such Affiliated Member (or its Affiliate) and to determine the terms on which such Person will be engaged. All such contracts shall be subject to review of the Advisory Board as provided in Section 14.7 and shall be entered into only if permitted under the Financing Documents.

    14.3 AUTHORITY OF MEMBERS TO BIND COMPANY. Subject to the other provisions of this Agreement, Pioneer alone shall have the authority to execute and deliver documents, and take other actions, on behalf of or in the name of the Company; PROVIDED, HOWEVER, that Pioneer shall not, without the consent of Banc One, take any action on behalf or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for (a) those expressly provided for in or by this Agreement, (b) actions taken by Pioneer within the scope of the authority granted to it in this Agreement and (c) those mutually agreed to by Pioneer and Banc One. Notwithstanding the foregoing, any third party shall have the right to rely on the act of Pioneer, or the execution of any document by Pioneer, on behalf of the Company as binding on or taken by the Company.

    14.4 MEETINGS. The Members agree as follows:

        14.4.1 REGULAR MEETINGS. The Members shall meet on a regular basis, not less frequently than quarterly (except as the Members shall otherwise agree) to review the operations of the Company, the Subsidiaries, and the Fund, to review and, if appropriate, revise the budgets and the schedules theretofore approved by the Members as provided herein and to consider and pass upon other matters which, pursuant to the other provisions of this Agreement, are to be submitted to the Members for their approval. One of such meetings each year (the "Budget Meeting") shall be held not later than 30 days before the close of the then current Fiscal Year for the purpose of reviewing and approving the budgets and schedules for the ensuing Fiscal Year. Unless otherwise agreed upon, all such meetings held at the principal office of the Company.

        14.4.2 SPECIAL MEETINGS. Pioneer and Banc One each shall have the right from time to time to call a special meeting of the Members or the Board of Directors, and shall have the right to cause the Company to call a special meeting of the Advisory Board, the Independent Advisory Board Committee and/or the Investment Committee, on not less than 15 days' prior notice to the other Members. Such notice shall set forth the purpose of such meeting and an agenda in respect of the same. Any such meeting may be held by telephone. Unless otherwise agreed upon, each special meeting held in person shall be held at the principal office of the Company.

    14.5 OFFICERS; DIRECTORS; EMPLOYEES.

        14.5.1 OFFICERS. The Members agree that the Board of Directors shall from time to time appoint such officers as may be deemed reasonably necessary by Pioneer. Such officers shall have the power conferred on them by the Board of Directors. No employee of Banc One or its Affiliates shall be appointed as an officer of the Company without the prior written approval of the general counsel of Banc One.

        14.5.2 DIRECTORS. There shall be established a Board of Directors of the Company (the "Board of Directors"), which shall, except to the extent Pioneer and Banc One shall otherwise agree, have the power to approve such actions and decisions of the Company as would be subject to the approval of a board of directors under the Delaware General Corporation Law. The Board of Directors shall consist of not less than 5 and not more than 9 members; Banc One shall have the right to appoint one member of the Board of Directors, and all other members shall be appointed by Pioneer with the reasonable approval of Banc One. The Board of Directors shall meet at such times, and shall be governed by such procedural rules, as Banc One and Pioneer shall determine.

        14.5.3 EMPLOYEES. The Board of Directors shall have the authority to engage such employees on behalf of the Company as Pioneer shall deem reasonably necessary for the operation of the business and affairs of the Company, the Fund and the Subsidiaries. All such employees shall be engaged pursuant to employment agreements or other arrangements approved by Banc One (such approval not to be unreasonably withheld) and shall be compensated in accordance with the administrative budget prepared in accordance with subsection 14.8.4, subject to the further terms of this Agreement. All employees of the Company shall be bound by the limitations on the authority of the Company and Pioneer set forth herein.

    14.6 INVESTMENT COMMITTEE. The Company shall establish an investment committee for the Fund (the "Investment Committee") in accordance with the terms of the Fund LLC Agreement. All members of the Investment Committee to be appointed by the Company pursuant to the Fund LLC Agreement shall be appointed by Pioneer with the reasonable approval of Banc One. All investments of the Fund shall be approved by the Investment Committee as provided in Section 14.8 below.

    14.7 ADVISORY BOARD.

        14.7.1 The Board of Directors shall appoint an advisory board with respect to the Fund (the "Advisory Board"). The Advisory Board shall (i) review actual and potential conflicts of interest which may arise between (A) the Company, Pioneer, Banc One and each of their Affiliates and (B) the Fund and the Subsidiaries, (ii) consult generally with the Company on the Fund's progress in achieving its investment objectives and (iii) carry out such other responsibilities as are required of it pursuant to the Indemnity Agreement. The Company's potential investments will not be submitted for approval to the Advisory Board. Although members of the Advisory Board may express views on the matters listed in clause (ii) of this Section 14.7.1, neither the Advisory Board nor its individual members will control the business of the Fund and, except as expressly provided in this Agreement or the Fund LLC Agreement, the views of the Advisory Board shall not be binding upon the Company or the Fund Manager, if any. Prior to entering into any transaction with the Company, the Fund Manager (if any) or any Affiliate of Banc One, Pioneer or the Fund Manager (other than the provision of asset management services and the payment of the Asset Management Fee), the Fund and the Holding Company shall obtain from the Advisory Board a waiver of any potential conflict of interest arising therefrom; provided, that with respect to those agreements enumerated in Section 8.3 of the Fund LLC Agreement, such waiver shall be given if all of the terms of such agreements are determined by a majority of the members of the Independent Advisory Board Committee to be fair and reasonable to the Fund, the Holding Company or the applicable Subsidiary, as applicable, based on commercially reasonable standards. All transactions between any of the Members (or their respective Affiliates), on the one hand, and the Fund, the Holding Company or any Subsidiary, on the other hand, will be conducted on an arms-length basis and the terms of each such transaction, including pricing, will require the advance approval of a majority of the members of a committee of the Advisory Board (the "Independent Advisory Board Committee") comprising the members who are not officers, directors, employees, contractors, agents or Affiliates of the Company or any of the Members. The Independent Advisory Board Committee shall have exclusive authority to determine whether a transaction is subject to the requirements of this paragraph.

        14.7.2 The Advisory Board shall consist of between 5 and 9 members at the discretion of the Company. During the term of the Finance Agreement, at least three members of the Advisory Board shall be Persons selected by Pioneer with OPIC's consent and who are not officers, directors, employees, contractors, agents or Affiliates of the Company, Pioneer or Banc One. Until all amounts due to OPIC under the Financing Documents have been paid in full, the Company shall appoint OPIC's designated officer to the Advisory Board and the Independent Advisory Board Committee to serve as OPIC's non-voting, ex officio representative, and shall permit a Qualified Representative (as hereafter defined) of OPIC to observe any meetings or proceedings of the Advisory Board and of the Independent Advisory Board Committee. The Company may exclude such Qualified Representative from the portion of any such meeting at which only confidential and proprietary information in respect of (x) prospective investments of the Fund in a Project or a Project Interest, (y) prospective lessees or purchasers of such a Project or a Project Interest, or
(z) prospective Participants (as defined in the Finance Agreement) in such a Project or a Project Interest, in each case in which such

Project, Project Interest, lessee, purchaser or Participant has not yet been submitted for OPIC approval, are being considered. The term "Qualified Representative" shall mean any specified individuals employed by an advisor engaged by OPIC which advisor has executed an agreement with OPIC for the benefit of the Fund, a copy of which has been furnished by OPIC to the Fund, in which such advisor has agreed, subject to usual and customary conditions, not to
(i) disclose any confidential, proprietary information obtained from the Fund or the members of the Advisory Board or the Independent Advisory Board Committee to Persons other than OPIC and its counsel or (ii) use such information for its own account or the account of any Person other than in respect to its advisory services to OPIC.

            14.7.3 MEETINGS. Meetings of the Advisory Board shall be held at such times as Pioneer and Banc One shall determine, but at least once in each calendar year or such greater frequency as may be required under the Financing Documents. The Company shall give OPIC not less than fifteen (15) days prior written notice of each meeting or proceeding of the Independent Advisory Board Committee and the Advisory Board and shall permit OPIC's designated officer and a Qualified Representative to observe any such meeting and proceeding, subject to the penultimate sentence of Section 14.7.2 hereof.

        14.8 OPERATING GUIDELINES. The Members agree that the business of the Company (including, without limitation, the acquisition of Project Interests, the construction of Projects, the operation and leasing thereof and the sale thereof) shall be conducted in accordance with the following (the "Operating Guidelines"):

            14.8.1 ACQUISITION OF PROJECTS; CONSTRUCTION BUDGETS.

                14.8.1.1 Pioneer shall be responsible for locating, and for proposing to the Company, Project Interests for possible purchase or construction by the Fund, but any Member may propose a Project Interest. If Pioneer and Banc One wish to pursue the acquisition and/or development of a proposed Project or Project Interest, Pioneer shall cause a preliminary proposal ("Preliminary Proposal") to be prepared, which Preliminary Proposal shall set forth all material aspects of the proposed Project Interest then known (including the identity of any proposed joint venture partner(s), the identity of the tenants, if any, who are proposing to lease space in the project in question and the terms of such proposed lease(s)), and shall include a proposed predevelopment budget, income and expense projections (including such projections as are necessary to determine whether such Project is subject to a "Qualified Use Commitment" (as defined in the Financing Documents), IRR calculations, an analysis of market conditions in the Host Country and locality in question, and such other information and calculations as shall be reasonably required to enable the other Member to make a considered decision as to whether to consider further the Project Interest and to cause the Fund to pay predevelopment costs pursuant to such predevelopment budget. Pioneer or Banc One may call a special meeting of the Members and the Investment Committee, on the terms and conditions set forth in subsection 14.4.2, in order to consider such Preliminary Proposal. Such Preliminary Proposal shall be subject to the approval of the Investment Committee.

        14.8.1.2 If the Pioneer and Banc One elect pursuant to Section 14.8.1.1 to accept a Preliminary Proposal (either "as is" or as revised with the approval of Pioneer and Banc One), then (a) unless and until Pioneer and Banc One subsequently elect in good faith to abandon the acquisition in question, Pioneer shall proceed in good faith to pursue such acquisition on behalf of the Fund and shall cause the Fund to advance funds for predevelopment costs in accordance with the approved predevelopment budget and (b) Pioneer may pay, without the further consent of Banc One, the expenses associated with such predevelopment activities as set forth in such approved predevelopment budget; provided that Pioneer shall not have the right, without the further consent of Banc One, to pay any such expense if it exceeds by more than 10% the amount set forth for the item in question in the approved predevelopment budget (or any update thereof approved by Pioneer and Banc One). Each material aspect of the proposed acquisition (including, without limitation, the identity of the joint venture partner(s), if any, with respect to the Project Interest in question, the terms of the joint venture agreement with such partner(s), the terms of any borrowing required in connection with the acquisition, construction or operation of such Project), the identity of the proposed lessee(s) of such Project and the terms of such lessee's lease or lease commitment, shall be subject to the approval of Banc One. At the request of Banc One, Pioneer shall prepare or cause to be prepared with respect to any Project Interest the purchase of which is then being considered (and which is then complete or, if such request is made during the last quarter of a Fiscal Year, which is expected to be completed within the ensuing Fiscal Year), and shall submit to Banc One for approval, in connection with the consideration of such Project Interest, budgets and schedules of the nature referred to in the following provisions of this Section 14.8 for the remainder of the then current Fiscal Year (and, if such request is made during the last quarter of a Fiscal Year, for the next ensuing Fiscal Year) and, if the Company proceeds subsequently to cause a Subsidiary to purchase or construct such Project Interest, all of the provisions of this Section 14.8 shall apply with respect to such budgets and schedules. While the OPIC Loan remains outstanding, and unless OPIC agrees otherwise (i) investments of the Fund shall be held through indirect Subsidiaries and (ii) such indirect Subsidiaries shall be owned directly or indirectly by a single wholly-owned Subsidiary of the Fund (the "Holding Company").

        14.8.1.3 With respect to any Project which will be newly constructed, Pioneer shall deliver to Banc One a construction budget setting forth in reasonable detail a description of the construction to be undertaken and the estimated cost thereof, with each trade or other category of work to be performed in connection with such construction listed on a separate line and with each category of so-called "soft costs" (such as real estate taxes, construction period debt service and utilities) listed on a separate line. Each construction budget may include a contingency line item.

     14.8.2 OPERATING AND CAPITAL IMPROVEMENT BUDGETS. Pioneer shall prepare or cause to be prepared and shall submit to Banc One annually for approval at the Budget Meeting for each Project that is completed or will be completed in the next succeeding Fiscal Year an operating budget and a capital improvement budget for the next succeeding Fiscal Year. All of such budgets shall be submitted to Banc One at least 30 days prior to the Budget Meeting. Each such operating budget shall set forth, on a month-by-month basis, the projected income and receipts from the Project in question for such next succeeding Fiscal Year and all operating expenses to be incurred with respect thereto during such Fiscal Year, such operating expenses to be set forth in reasonable detail, with each category of expense listed on a separate line. Each such capital improvement budget shall set forth in reasonable detail a description of all Capital Improvements (including Tenant Improvements) in and to the Project in question which are proposed to be undertaken during the next succeeding Fiscal Year and the estimated cost of each thereof, with each such Capital Improvement listed on a separate line, and, with respect to each Capital Improvement costing $100,000 or more (a "Major Capital Improvement"), with each trade or other category of work to be performed in connection with such Capital Improvements listed on a separate line. Each capital improvement budget may, with respect to any Major Capital Improvement, include a contingency line item. As used in this Section 14.8, (i) the term "Capital Improvement" shall mean any alteration of, or replacement, addition or improvement to, an existing Project; and (ii) the term "Tenant Improvement" shall mean any Capital Improvement made to prepare space in a Project for occupancy by the tenant of such space. The term "Capital Improvement" shall not include the initial construction of a Project.

     14.8.3 APPROVAL OF OPERATING, CONSTRUCTION AND CAPITAL IMPROVEMENT BUDGETS.

        14.8.3.1 Upon approval of each operating budget by Banc One, Pioneer shall have the right, without further consent or approval of Banc One, to incur and pay the expenses set forth in such approved budget, provided that, in the case of any Controllable Expense (as hereinafter defined), Pioneer shall not have the right, without the prior consent of Banc One, to incur or pay the same if such expenditure, taken together with the aggregate of all other expenditures made prior to or simultaneously with such expenditure during the then current Fiscal Year (the "Aggregate Year-to-Date Expenditure Amount") on account of the particular Controllable Expense, and for the particular Project, in question would cause the Aggregate Year-to-Date Expenditure Amount for such Controllable Expense to exceed by more than 10% the aggregate amount set forth for the category of expense in question in such approved budget for the period commencing on January 1 of such Fiscal Year and ending at the end of the then current month (the "Budgeted Cumulative Amount"); and provided, further, however, that in no event shall Pioneer have the right, without the prior consent of Banc One, to incur or pay any Controllable Expense if such expenditure would cause the Aggregate Year-to-Date Expenditure Amount for all Controllable Expenses for the Project in question to exceed by more than 5% the Budgeted Cumulative Amount for all Controllable Expenses for such Project. The term "Controllable Expenses" shall mean and include all items of expense other than the following items ("Uncontrollable Expenses"): real estate and other taxes, utility charges, insurance premiums on insurance policies approved by Pioneer and Banc One, ground rents under ground leases, interest and required payments of principal on borrowings of the Fund or any Subsidiary and similar charges approved by Pioneer and Banc One, and any other Uncontrollable Expense so designated in the approved budget. It is understood that Pioneer shall have the right to pay Uncontrollable Expenses without the consent of Banc One, notwithstanding that such Uncontrollable Expenses may exceed the amount budgeted therefor in the approved operating budget.

        14.8.3.2 Upon approval of each construction budget or capital improvement budget by Banc One, Pioneer shall have the right, without further consent or approval of Banc One but subject to the other provisions of this
Section 14.8 and the other provisions of this Agreement, to perform the construction described in such construction budget or make the Capital Improvements set forth in such capital improvement budget and to pay the costs and expenses associated therewith as set forth in such approved budget; provided that (a) in the case of a Capital Improvement which is not a Major Capital Improvement and which is not part of the initial construction of the Project in question (a "Minor Capital Improvement"), Pioneer shall not have the right, without the consent of Banc One, to pay any such expense if it exceeds by more than 10% the amount set forth for such Minor Capital Improvement in the approved capital improvement budget or if, by reason of the expenditure in question, the total cost of all Minor Capital Improvements to the Project in question for the Fiscal Year in question (taking into account the actual cost of Minor Capital Improvements theretofore made and the budgeted cost of the remaining Minor Capital Improvements in progress or not yet commenced) would exceed by more than 5% the total amount set forth therefor in the approved budget or (b) in the case of any Major Capital Improvement and the initial construction of a Project, Pioneer shall not have the right, without the consent of Banc One, to pay any such expense if it exceeds the sum of (i) the amount set forth for the item in question in the approved construction or capital improvement budget plus (ii) the unused contingency, if any, in such budget.

        14.8.3.3 Except as otherwise herein provided, if at any time Pioneer desires to make a Capital Improvement, or to incur an operating or construction expense, which is not provided for in the applicable approved budget, Pioneer shall not proceed with such Capital Improvement, or shall not incur such expense, without the prior consent of Banc One. In addition, if at any time it becomes evident to Pioneer that the incurrence of any Controllable Expense, or of any expense proposed to be incurred in connection with the construction of a Project or the making of a Capital Improvement, would cause the applicable Budgeted Cumulative Amount, line item, or other budgeted amount to be exceeded by an amount greater than that permitted under Section 14.8.3.1 or 14.8.3.2, then Pioneer shall not incur the expense in question without the prior consent of Banc One. Notwithstanding the foregoing, if in the reasonable judgment of Pioneer any construction or Capital Improvement must at any time be undertaken, or any operating cost incurred, immediately in order to protect a Project or any portion thereof, to avoid accident or injury to individuals or to cure any violation of law (but only if, in Pioneer's reasonable judgment, the failure immediately to cure such violation would result in material detriment to the Company), then Pioneer shall be free to perform such construction work or make such Capital Improvement, or to incur such operating expense, without regard to the approved budgets; provided, however, that if any such expense (an "Emergency Expense") shall reasonably be expected to exceed $100,000, Pioneer shall not incur such Emergency Expense without giving prior notice thereof to Banc One and, if such Emergency Expense shall reasonably be expected to exceed $250,000, Pioneer shall not incur such Emergency Expense without the prior approval of Banc One. If Pioneer's request for consent to such Emergency Expense shall explicitly state that the same must be made or incurred in order to avert or otherwise deal with an emergency of the nature described above, Banc One shall be deemed to have consented to such Emergency Expense if Banc One does not respond to Pioneer's request for consent within 2 days after its receipt of such request. Notwithstanding anything to the contrary contained in this Agreement, notices relating to Emergency Expenses may be communicated by telephone, provided that a confirmatory notice shall be sent on the same day by reputable overnight delivery service or telecopy in accordance with this Agreement.

        14.8.4 ADMINISTRATIVE BUDGETS. Pioneer shall prepare or cause to be prepared and shall submit to Banc One annually for approval at the Budget Meeting an administrative budget for the next succeeding Fiscal Year with respect to Company Expenses and the administrative expenses of the Fund and the Subsidiaries (such expenses to include, without limitation, those associated with tax reporting, accounting and investor relations). Such budget shall be submitted to Banc One at least 30 days prior to the Budget Meeting and shall be subject to the approval of Banc One. Each such administrative budget shall set forth, on a month-to-month basis, the aforesaid expenses in reasonable detail, with each category of expense listed on a separate line. Upon approval of each administrative budget, Pioneer shall have the right, without further consent or approval of Banc One, to incur and pay the expenses set forth in such approved budget, provided that Pioneer shall not have the right, without the consent of Banc One, to incur or pay any such expense if such expense, taken together with the Aggregate Year-to-Date Expenditure Amount on account of the particular item in question, would exceed by more than 10% the Budgeted Cumulative Amount for such item; and provided, further, however, that in no event shall Pioneer have the right, without the prior consent of Banc One, to incur or pay any such expense if such expenditures would cause the Aggregate Year-to-Date Expenditure Amount for all such expenses for the Fund, the Company or any Subsidiary, as applicable, to exceed by more than 5% the Budgeted Cumulative Amount therefor. In addition, if at any time it becomes evident to Pioneer that the incurrence of any administrative expense would cause either of the limitations set forth in the immediately preceding sentence to be exceeded, Pioneer shall not incur the expense in question without the prior consent of Banc One.

     14.8.5 BUDGET ITEMS NOT APPROVED; UPDATES.

        14.8.5.1 If, at the beginning of any Fiscal Year, any capital improvement budget, operating budget or administrative budget or any item in any such budget shall not have been approved as provided in this Agreement, then any items in such budget which have been approved shall become operative immediately. With respect to any item in an operating budget which has not been so approved, Pioneer shall be entitled to expend the amount which was approved with respect to such item for the immediately preceding Fiscal Year plus the Inflation Adjustment. The "Inflation Adjustment" shall mean an amount which reflects the inflation, if any, which may have occurred during such prior Fiscal Year in the Host Country in which the Project in question is located. If such country shall employ an inflation measurement similar to the consumer price index utilized in the United States, such inflation measurement shall be utilized to determine the Inflation Adjustment. If, in the good faith judgment of Pioneer and Banc One no such similar inflation measurement exists, Pioneer and Banc One shall determine the Inflation Adjustment in their reasonable discretion. If any item in a construction or capital improvement budget has not been approved, Pioneer shall not be entitled to expend any amount with respect to such item. If any item in an administrative budget has not been approved, Pioneer shall be entitled to expend the amount which was approved with respect to such item for the immediately preceding Fiscal Year.

        14.8.5.2 Pioneer shall have the right to submit to Banc One updates of the construction, operating, capital improvement and the administrative budgets. Each such update shall be subject to approval on the same terms and conditions as the budget being updated. The term "approved budget," as used in this Section 14.8, shall include all approved updates to the budget in question.

        14.8.6 ADDITIONAL PROVISIONS REGARDING INITIAL CONSTRUCTION AND CAPITAL IMPROVEMENTS. No initial construction of a Project and no Capital Improvement to a Project (other than an Emergency Expense) shall be undertaken unless Pioneer and Banc One shall first have approved the following (to the extent the same are required in connection with the improvement in question): the plans and specifications therefor and the architect(s) and/or engineer(s) responsible for preparing the same, the contractor(s) and/or construction manager engaged to perform such work, and the architect's and/or engineer's agreements, construction contract(s) and/or construction management agreement to be entered into in connection with such work. After the plans and specifications have so been approved, such plans and specifications (as the same may be modified as hereinafter provided) shall be used in performing such work and shall be delivered to the general contractor or construction manager performing or supervising the same and incorporated into the contract with such general contractor or construction manager. No item subject to the approval of Pioneer and Banc One pursuant to this Section shall be materially modified without the prior consent of the Pioneer and Banc One. Notwithstanding the foregoing, in no event shall the provisions of this Section 14.8.6 apply with respect to any Capital Improvement which, when taken together with all other Capital Improvements undertaken as part of the same program or plan, has an estimated cost of less than $50,000.

        14.8.7 QUARTERLY AND MONTHLY REPORTS. Within 30 days after the end of each calendar quarter, Pioneer shall submit to Banc One reports which set forth, with respect to each Project, other than a so-called "build-to-suit" Project, which is completed, for the elapsed portion of the then current Fiscal Year (up to and including the calendar quarter then ended), and to the extent of information then reasonably obtainable, a summary of the sales and leasing status of such Project containing such information and in such form as is reasonably acceptable to Banc One, including current market sales and rental conditions for buildings similar to such Project, the actual sales, rental and other income received from such Project, a summary of sale and leasing efforts, leasing status, a summary of brokerage fees and other transaction costs, updated capital improvement budgets, operating budgets and tenant improvement budgets, and a description of the material terms of any current negotiations or discussions with prospective tenants or purchasers and a list of the names or types of tenants or purchasers which Pioneer intends to solicit as prospective tenants or purchasers. In addition, with respect to any Project which is being newly constructed, Pioneer shall submit, within 30 days after the end of each calendar quarter, with respect to the elapsed portion of the then current Fiscal Year (up to and including the calendar quarter then ended), an updated construction budget, setting forth in comparative form the amounts provided for in the approved construction budget, the amounts actually incurred to date and the estimated amounts to be incurred during the remainder of the Fiscal Year in question.

     14.8.8 CERTAIN MAJOR ACTIONS. Without limiting the generality of the foregoing provisions of this Section 14.8 or other provisions of this Agreement, and notwithstanding the approval by Banc One of any budget or schedule, neither the Company, the Fund nor any Subsidiary shall, without the prior approval of Pioneer and Banc One (which approval shall not, in the case of Banc One, be unreasonably withheld):

        14.8.8.1 initiate any litigation, or make any material decision with respect to the defensive strategy of any litigation brought against the Company, the Fund or any Subsidiary, or settle any claim or litigation concerning the Company, the Fund, any Subsidiary or any Project Interest, if the amount involved exceeds $250,000 (unless, in the case of the settlement or defense of claims, such claim is completely covered by insurance with a deductible not exceeding $250,000); provided that Banc One, in responding to any such approval request regarding any such litigation, shall give due regard to any applicable filing deadlines of which Pioneer has informed Banc One;

        14.8.8.2 settle any insurance claim involving an amount in excess of $250,000 with respect to any single occurrence;

        14.8.8.3 engage or dismiss any certified public accountants or legal counsel on behalf of the Company, the Fund or any Subsidiary;

        14.8.8.4 enter into or modify or extend any agreement for the provision of services or labor to a Project which involves aggregate payments in excess of $100,000 or has a term in excess of one year;

        14.8.8.5 without limiting the generality of subsection 14.8.8.1, agree to the settlement of any proceeding brought for the taking of all or any portion of any Project in condemnation or by eminent domain, or to the sale of all or any portion of any Project in lieu of such taking;

        14.8.8.6 in the case of a Project which is operated as a rental building and which is not a so-called "build-to-suit" Project, enter into any Lease which (a) demises more than 10,000 square feet (any such lease being hereinafter referred to as a "Major Lease"), (b) varies in any material respect from a standard form of lease for the Project in question (or the alternative provisions thereof) approved by Banc One and OPIC pursuant to Section 14.8.10 (it being agreed that the renewal of any Lease, other than pursuant to any options contained therein, shall be deemed the entering into of such Lease for purposes of this Section 14.8.8.7) or (c) is otherwise inconsistent with applicable leasing guidelines then in effect;

        14.8.8.7 in the case of a Project which is operated as a rental building and which is not a so-called "build-to-suit" Project, revise any standard lease form approved pursuant to Section 14.8.10;

        14.8.8.8 in the case of a Project which is operated as a rental building and which is not a so-called "build-to-suit" Project, enter into any material modification or amendment of any Major Lease or enter into any modification of any other Lease which increases the burdens or reduces the benefits of or to the landlord thereunder (unless such Lease, as so modified, would fall within any approved leasing guidelines) or terminate any Lease other than pursuant to the terms thereof;

        14.8.8.9 in the case of a Project which is a so-called "build-to-suit" Project, enter into any Lease or modify any existing Lease or terminate any such Lease;

        14.8.8.10 sell, assign or otherwise transfer, or encumber (except pursuant to the Financing Documents) a Project or any interest in a Subsidiary;

        14.8.8.11 enter into, cancel, surrender, modify, amend or assign any ground or underlying lease of (or other similar arrangement with respect to) land on which a Project is erected or which is acquired in connection with a Project;

        14.8.8.12 enter into any partnership or joint venture agreement or acquire a direct or indirect interest in any other Person (provided, however, that nothing herein shall limit the right of the Company to invest the funds of the Company, the Fund or Subsidiary on hand from time to time, provided that such investment is consistent with the provisions hereof, with the governing documents of such Fund or such Subsidiary and with the provisions of the Financing Documents);

        14.8.8.13 subject to the provisions of Sections 14.2, 15.2 and 15.3 of this Agreement, enter into, modify, amend, terminate, renew or waive any of the terms and conditions of any management agreement relating to a Project or the governing documents of any Subsidiary;

        14.8.8.14 directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any indebtedness other than the indebtedness provided for in the Financing Documents (it being agreed that for purposes of this Section 14.8.8.14 indebtedness shall not include trade payables and payments under equipment leases and the like, provided the same are consistent with an approved budget or are otherwise authorized under this Agreement), or amend or modify the documents evidencing or providing for any such indebtedness;

        14.8.8.15 enter into, modify, terminate or waive any provision of any Financing Document;

        14.8.8.16 take any of the following actions with respect to the OPIC Loan and the Financing Documents; (i) make any voluntary prepayment or redemption under the Financing Documents, (ii) request or requisition any disbursement of the OPIC Loan, (iii) select any interest rate option or interest period, or elect to convert from one interest option to another, or change any interest rate under the Financing Documents, (iv) substitute, terminate or replace (subject to Sections 14.2 and 15.2) collateral agents, payment agents, placement agents, remarketing agents and providers of liquidity facilities under the Financing Documents, or enter into, modify or amend any agreement with any collateral agent, payment agent, placement agent, remarketing agent or liquidity provider under the Financing Documents, (v) submit any item to OPIC under the Section 6.15 of the Finance Agreement, and
(vi) appoint any appraiser or arbitrator in any appraisal or arbitration proceeding provided for in the Financing Documents;

        14.8.8.17 amend or waive any provision of the Fund LLC Agreement;

        14.8.8.18 consent to any assignment or other transfer or encumbrance of the interest of any member of the Fund or admit any new member to the Fund;

        14.8.8.19 contest any law, order, regulation or other governmental requirements;

        14.8.8.20 enter into any hedging arrangements;

        14.8.8.21 elect to reinvest any cash flow of the Fund in Projects or Project Interests;

        14.8.8.22 distribute or produce any offering materials in connection with the sale of interests in the Fund;

        14.8.8.23 present any information to OPIC under the Financing Documents regarding proposed acquisitions and development;

        14.8.8.24 commence or materially modify any program of environmental remediation;

        14.8.8.25 deliver financial statements or other reports to OPIC or to other members of the Fund;

        14.8.8.26 implement any insurance program with respect to the Projects or modify any insurance program in any material respect;

        14.8.8.27 make any material decisions as to tax planning on behalf of the Company or the Fund or approve any tax returns; or

        14.8.8.28 determine the amounts of rental income, capital proceeds or other proceeds to be distributed to Members or retained as reserves or otherwise.

In no event shall the Company merge or consolidate with, or sell all or substantially all of its the assets to, any other Person without the consent of Pioneer and Banc One.

        14.8.9 SECTION 754 ELECTION. At the request of Pioneer or Banc One, the Company shall make or cause to be made an election under Section 754 of the Code to adjust the basis of the property of the Company (or any Subsidiary or the Fund) under Sections 734 and 743 of the Code. Such election shall be made for the taxable year in respect of which such request is first made and for all taxable years thereafter. It is understood that the books and records of the Company, such Subsidiary or the Fund shall be kept, and all allocations of net income, net loss, gain and loss hereunder shall be made, without taking into account the effects of such election, which effects shall be reflected only in the tax returns of the applicable Person.

        14.8.10 STANDARD LEASE FORM. Prior to entering into any Lease with respect to a Project which is or will be operated as a rental building and which is not a so-called "build-to-suit" Project, Pioneer shall submit to Banc One for approval a standard form of lease to be utilized with respect to such Project. Such standard lease form shall contain such terms and conditions as are customary with respect to buildings similar to the Project in question and located in the locality in which such Project is located. If requested by Pioneer, Banc One shall also approve alternative non-economic provisions of such standard form of lease which will contain the minimum landlord requirements or protections acceptable to Banc One with respect to such provisions and, upon such approval, Pioneer may utilize such alterative provisions (or any provision less onerous to or more protective of the landlord) without the further approval of Banc One.

        14.8.11 NOTICE OF LITIGATION. Promptly after receipt by any Member of any summons, complaint or other legal service of process relating to any Project Interest or the business of the Company, the Fund or any Subsidiary, or promptly after receipt by any Member of any written communication from any third party threatening any litigation, the Member receiving such document shall promptly notify the other Member and shall send to the other Member a copy of such document, together with any relevant information concerning such litigation which such Member may possess.

15. RIGHTS AND DUTIES OF THE MEMBERS.

        15.1 PERSONS RETAINED. Subject to the other provisions of this Agreement (including the Operating Guidelines), Pioneer may retain, on behalf of any Subsidiary, such Persons as it, in its judgment, shall deem advisable in the operation and management of the business of such Subsidiary, on such terms and for such compensation as Pioneer, in its discretion, shall determine.

        15.2 DEALINGS WITH AFFILIATES. Subject to the provisions of Sections
14.2 and 14.7, the fact that an Affiliate of a Member is directly or indirectly interested in or connected with any Person employed by the Company, the Fund or any Subsidiary (in each case, the "Contracting Party") to render or perform a service or from which or to whom the Contracting Party may buy or sell merchandise or other property shall not prohibit the Contracting Party from employing or dealing with such Person. Provided that the provisions of Sections
14.2 and 14.7 are complied with respect of any such arrangement, neither the Company nor the other Members shall have any right in or to any income or profits derived from any such arrangement.

        15.3 PROPERTY MANAGEMENT AND OTHER AGREEMENTS. Subject to the terms of the Fund LLC Agreement, the governing documents of each Subsidiary and the Financing Documents, and subject to the provisions of Sections 14.2 and 14.7, the Members hereby consent to (A) the entering into by any Subsidiary of property management, development and leasing agreements, and similar agreements with Affiliates of Pioneer, and (B) the Fund entering into financial advisory and other financial services agreements with Banc One or its Affiliates and/or Banc One or its Affiliates acting as an agent of the Fund under the

Financing Documents. To the extent that it is not reasonably possible to determine whether any agreement with an Affiliate is on competitive terms for purposes of Section 14.2 because a reasonable number of comparable agreements do not exist in the country in question, Banc One and Pioneer shall make such determination based on comparable agreements for similar Projects located in the United States.

        15.4 LIABILITY OF MEMBERS; INDEMNIFICATION. No Member shall be liable, responsible or accountable in damages or otherwise to the other Member or to the Company for any acts performed within the scope of the authority conferred on it by this Agreement, or for its failure or refusal to perform any acts except those expressly required by or pursuant to the terms of this Agreement, or for any loss in connection with the affairs of the Company, the Fund or any Subsidiary, provided that such Member acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, the Fund or any Subsidiary, as the case may be, and such Member is not guilty of fraud, willful misconduct, gross negligence or misappropriation of funds and has not violated in any material respect any of the provisions of this Agreement. To the extent permitted by law, the Company shall (to the extent of the assets of the Company) indemnify, defend and hold harmless each Member and each member (direct or indirect), shareholder, officer, employee and director of each Member from and against all losses, expenses, claims or liabilities, including, without limitation, reasonable attorneys' fees and expenses, arising out of or in connection with any action taken or omitted to be taken by such Member in respect of the affairs of the Company, the Fund or any Subsidiary; provided that such indemnified person acted in good faith and in a manner reasonable believed to be in or not opposed to the best interests of one or more Financing Parties (as defined in the Finance Agreement), and such action or omission by such indemnified person shall not constitute a violation in any material respect of any of the provisions of this Agreement or fraud, willful misconduct, gross negligence or misappropriation of funds. Each Member shall indemnify and hold harmless the Company, as well as the other Member and its partners (direct or indirect), shareholders, officers, employees and directors, from and against all losses, expenses, claims or liabilities, including, without limitation, reasonable attorneys' fees and disbursements, arising out of an action or omission by such indemnifying Member which constitutes a violation in any material respect of any provision of this Agreement or fraud, willful misconduct, gross negligence or misappropriation of funds.

        15.5 RETURN OF CAPITAL. Except as otherwise expressly provided in this Agreement, no Member shall have the right to demand the return of all or any part of its contribution to the capital of the Company until the Company shall have been dissolved and terminated, and then only to the extent provided in this Agreement, nor shall it have the right to demand or receive property other than cash in return of its contribution.

        15.6 RESTORATION OF NEGATIVE CAPITAL ACCOUNTS. No Member shall be obligated to restore any deficit balance in its capital account upon the termination of the Company; provided, however, that the foregoing shall not be in derogation of any right one Member may have against the other Members (a) under this Agreement, (b) pursuant to law or equity for contribution or otherwise or (c) to bring any action or proceeding for breach of this Agreement.

        15.7 FEES AND EXPENSES. Notwithstanding anything to the contrary contained in this Agreement, no Member shall be entitled to any reimbursement or payment of its costs or expenses, or those of its Affiliates, in connection with the Company unless such reimbursement or payment is expressly provided for (or if reimbursement or payment of such costs and expenses to the Company is expressly provided for) (i) in this Agreement or in the governing documents of the Fund or any Subsidiary or (ii) in an approved budget.

        15.8 PROHIBITION ON RETIREMENT OR WITHDRAWAL. No Member shall retire or withdraw from the Company without the prior consent of the other Members, except in connection with an assignment permitted under Article 16. Each Member shall maintain its existence as a legal entity throughout the term of this Agreement and shall not terminate or dissolve without being reconstituted or reincorporated within 90 days after such termination or dissolution.

16. TRANSFER OF INTERESTS IN THE COMPANY; FUND.

        16.1 RESTRICTION ON TRANSFERS. Except as hereinafter otherwise provided in this Article 16, no Member shall sell, transfer, assign or otherwise dispose of, or mortgage, hypothecate or otherwise encumber ("Transfer"), or permit or suffer any encumbrance of, all or any part of its interest in the Company without the prior consent of the other Member (which consent may be withheld in the sole discretion of such Member) and any attempt to do so without such consent shall be void; provided, that without the consent of the other Member,
(i) Pioneer may Transfer all or any portion of its interest to a Qualified Pioneer Entity, (ii) Banc One may Transfer all or any portion of its interest to a Qualified Banc One Entity and (iii) the Members' interests in the Company may be pledged or assigned as contemplated by the Finance Agreement and any such pledge shall not cause a Member to cease to be a member of the Company. In addition, each Member hereby consents, and Pioneer shall cause the Company to consent, to the Transfer by Banc One, in its capacity as Special Member of the Fund, and The Pioneer Group, Inc. of all or any portion of each such party's membership interest in the Fund to (x) Qualified Banc One Entity, in the case of Banc One and (y) a Qualified Pioneer Entity in the case of The Pioneer Group, Inc.

        16.2 RESTRICTION ON TRANSFER OF INTERESTS IN PIONEER. Pioneer represents and agrees to and with Banc One that: (A) as of the date hereof, Pioneer is a Qualified Pioneer Entity; and (B) if Pioneer ceases at any time, without the consent of Banc One as provided in Section 16.1, to be a Qualified Pioneer Entity, then such cessation shall be deemed to be an assignment of Pioneer's interest in the Company in violation of Section 16.1. A "Qualified Pioneer Entity" shall mean a corporation, limited liability company or partnership which is a direct or indirect wholly-owned subsidiary of The Pioneer Group, Inc. or of any successor thereto or to all or a substantial portion of the business of The Pioneer Group, Inc.

        16.3 RESTRICTION ON TRANSFERS OF INTERESTS IN BANC ONE. Banc One represents to and agrees and with Pioneer that: (A) as of the date hereof, Banc One is a Qualified Banc One Entity and (B) if Banc One ceases at any time, without the consent of Pioneer as provided in Section 16.1, to be a Qualified Banc One Entity, then such cessation shall be deemed an assignment of Banc One's interest in the Company in violation of Section 16.1. A "Qualified Banc One Entity" shall mean a corporation, limited liability company or partnership which is a direct or indirect wholly-owned subsidiary of BANC ONE CORPORATION or of any successor thereto or to all or a substantial portion of the business of BANC ONE CORPORATION.

        16.4 ADDITIONAL REQUIREMENTS. No assignment or transfer of all or any part of an interest in the Company otherwise permitted to be made under this
Article 16 shall be permitted or binding on the non-assigning Member or on the Company unless (a) the assignee or transferee shall execute and acknowledge an instrument, in form reasonably satisfactory to the non-assigning Member, whereby it agrees to assume and be bound by all of the obligations, covenants, terms and conditions of this Agreement, (b) a duplicate original of such assignment (or other instrument of transfer) and assumption, duly executed and acknowledged, shall be delivered to the non-assigning Member, (c) the assignee, transferee, assignor or transferor shall pay all expenses incurred by the Company in connection with such assignment or transfer, (d) all required consents of mortgagees or other Persons to such assignment or transfer shall have been obtained in writing and delivered to the non-assigning Member, (e) the assignor or transferor shall provide the non-assigning Member with an opinion of counsel reasonably acceptable to such non-assigning Member that such assignment or transfer will not violate and is made in compliance with any federal or state securities law or any rules or regulations promulgated under any such law, (f) the assignor or transferor shall request that the records of the Company be amended to reflect such assignment or transfer, and (g) without limiting the provisions of clause (d), any conditions to the right to effect such assignment or transfer set forth in the governing documents of the Fund and any Subsidiaries shall have been satisfied. In addition, and notwithstanding the provisions of Sections 16.2 and 16.3, no assignment or transfer of any direct or indirect interest in a Member shall be permitted if such assignment or transfer would violate the provisions of the governing documents of the Fund or any Subsidiary or the Financing Documents. Upon any assignment of a Member's interest in the Company in compliance with the foregoing, the assigning Member shall be released of all liability under this Agreement thereafter accruing (except for such Member's obligations under Section 8.2 hereof).

     17. LOSS OF RIGHTS UNDER CERTAIN CIRCUMSTANCES.

        17.1 LOSS OF RIGHTS. If any Member shall transfer (or be deemed under
Article 16 to have transferred) its interest in the Company in violation of
Article 16, or if any Member or any of its Affiliates shall, in connection with the business of the Company, the Fund or any Subsidiary, (i) commit any act of fraud or willful misconduct, (ii) misappropriate any funds, (iii) commit any act of gross negligence which has a material adverse effect on the Company, the Fund or such Subsidiary, or (iv) commit an Act of Insolvency, then and in each such case such Member (the "Breaching Member") shall, at the election of the other Member, lose all authority granted to it under this Agreement to take actions, participate in decisions and give consents and approvals under this Agreement. Without limiting the generality of the foregoing, in the event of any such loss of rights, the electing Member shall be entitled to demand and receive the resignations of all parties appointed by the Breaching Member to the Board of Directors, the Advisory Board and/or the Investment Committee, and shall be entitled to terminate all employees and/or officers of the Company, the Fund or any Subsidiary who are affiliated with the Breaching Member and shall be entitled to terminate any and all agreements between the Fund or any Subsidiary and the Breaching Member or its Affiliates. For purposes of this
Article 17, an "Act of Insolvency" shall be deemed to have occurred (a) in the event a Member commences voluntary proceedings under any Chapter of the Federal Bankruptcy Code, or for similar relief under any state insolvency law or (b) if there is commenced against such Member any involuntary proceeding under any Chapter of the Federal Bankruptcy Code or for similar relief under any state insolvency law and such proceeding is not dismissed or stayed within 90 days thereafter or, if stayed, is not dismissed prior to the expiration of the stay.

        17.2 REMEDY NOT EXCLUSIVE. The remedies or other rights provided for in
Section 17.1 in the event of the occurrence of an act described therein are not intended to be exclusive and the Members and the Company shall have the right to exercise all such other rights and remedies (including, without limitation, an action for damages or injunctive relief) in respect of such act as they may be entitled to at law or in equity.

     18. DISSOLUTION OF THE COMPANY.

        18.1 EVENTS OF DISSOLUTION. The occurrence of any of the following events shall cause the dissolution of the Company:

               (i) an Act of Insolvency committed by a Member, the dissolution of any Member without reconstitution within 90 days or the death, insanity, expulsion, resignation or withdrawal of any Member, unless the other Member elects to continue the Company within ninety (90) days after such Act of Insolvency, dissolution, death, insanity, expulsion, resignation or withdrawal;

               (ii) the dissolution and winding up of the Fund, unless all of the Members elect not to dissolve the Company in such circumstances; or

               (iii) the agreement of all of the Members to dissolve the Company.

        18.2 CONSEQUENCES OF DISSOLUTION. Upon the dissolution of the Company, the Company shall wind up its affairs and, except in the case of a termination resulting by reason of the acquisition by one Member of the interests of the other Members, the Company shall then be liquidated as provided in Article 19.

     19. GAIN, LOSS AND DISTRIBUTION ON LIQUIDATION. Upon the dissolution of the Company (except a dissolution resulting by reason of the acquisition by one Member of the interests in the Company of the other Members), each of the following shall be accomplished:

        19.1 STATEMENT OF ASSETS AND LIABILITIES. Pioneer shall prepare, or cause to be prepared by the independent certified public accountants, if any, retained by the Company for such purpose, a statement setting forth the assets and liabilities of the Company as of the date of termination and such statement shall be furnished to the other Members.

        19.2 LIQUIDATION OF PROPERTY AND ASSETS. The property and assets of the Company shall be liquidated as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice.

        19.3 ALLOCATION OF PROFITS AND LOSSES. Any Net Profits, Net Losses, and other items of income, gain, deduction and loss realized by the Company upon the sale of its property and assets shall be credited to the Members as set forth in Sections 11.1 and 11.2.

        19.4 DISTRIBUTION OF PROCEEDS OF LIQUIDATION. The proceeds of sale and all other assets of the Company, after all distributions for the then current year have been made pursuant to Article 10, shall be applied and distributed as follows and in the following order of priority:

        (a) To the payment of the debts and liabilities of the Company and the expenses of liquidation;

        (b) To the setting up of any reserves which Pioneer and Banc One determine are reasonably necessary for any contingent unforeseen liabilities or obligations of the Company or of the Members arising out of, or in connection with, the Company. Such reserves may, in the discretion of Pioneer and Banc One, be paid over to an escrow agent selected by them to be held by such escrow agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as Pioneer and Banc One may deem advisable (such period of time not to exceed one year, except with respect to liabilities or obligations which have arisen but have not been paid or liquidated), the balance of such reserves, if any, shall be distributed to the Members as hereinafter provided and in the priority hereinafter set forth;

        (c) (i) To the Members, if any, which shall have made Fund Expense Loans, in payment of the interest accrued and unpaid on such Loans, and then in repayment of the principal of such Loans, in each case in proportion to the respective amounts of interest or principal, as the case may be, owed to such Member;

            (ii) To the Members, if any, which shall have made Company Expense Loans, in the manner and priority set forth in clauses (i) and (ii) of Section 10.4; and

        (d) To the Members in proportion to the positive balances of their respective Capital Accounts, as the same have been adjusted as hereinabove provided.

    19.5 OTHER PROVISIONS.

        (a) The amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the basis of such property (determined without regard to any election under Section 754 of the Code) shall, to the extent not otherwise recognized to the Company, be taken into account in computing gain or loss of the Company for purposes of crediting or charging the capital accounts of, and distributing proceeds to, the Members under this Article 19.

        (b) If, following the termination of the Company, an asset of the Company is sold in a transaction in which, by reason of the provisions of
Section 453 of the Code, gain is realized but not recognized, such gain shall be taken into account at the time realized in computing gain of the Company for purposes of allocation of Net Profits or Net Losses under Section 19.3 hereof and distributions of proceeds to the Members under Section 19.4 hereof.

    20. NOTICES.

        (a) Unless otherwise specified in this Agreement, all notices, demands, elections, consents, approvals, requests or other communications (collectively, "notices") which any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by registered or certified mail, postage prepaid, return receipt requested, by telecopy, by personal delivery, or by reputable overnight delivery service, addressed as follows:

                (i) to Banc One at its address first set forth above, Attention:
     General Counsel, (telecopy (614) 217-1217) or at such other address or addresses or to such other person or persons as may be designated by Banc One by notice given to the other Members as provided in this Article 20.

                (ii) to Pioneer at its address first set forth above, Attention:
     Stephen G. Kasnet (telecopy (617) 422-4217), with a copy to Robert P. Nault (telecopy (617) 422-4223), or at such other address or addresses or to such other person or persons as may be designated by Pioneer by notice given to the other Members as provided in this Article 20.

        (b) All notices given as in this Article 20 provided shall be deemed to have been given or served (i) three business days after the mailing thereof (in the case of notices mailed by registered or certified mail), (ii) the day of confirmed transmission, if sent by telecopy, except that such telecopy shall be deemed received on the next Business Day if receipt is confirmed after business hours of Banc One or on a day that Banc One is not open for business, or (iii) upon delivery thereof (in all other cases, except that if such delivery is made on a non-business day, such delivery shall be deemed to have been made on the next succeeding business day), with failure to accept delivery constituting delivery for this purpose.

     21. NO PARTITION. No Member shall file or pursue any partition, dissolution or liquidation petition or action with respect to the Company or any asset thereof.

     22. CAPTIONS. All section and article titles or captions contained in this Agreement and the table of contents are for convenience only and shall not be deemed a part of this Agreement.

     23. VARIATION OF PRONOUNS. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     24. COUNTERPARTS. This Agreement may be executed in any number of counterpart copies, each of which shall constitute an original and all of which, when taken together, shall constitute the same Agreement.

     25. GOVERNING LAW. This Agreement is made pursuant to the provisions of the laws of the State of Delaware and shall be construed accordingly.

     26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors and assigns, but shall not inure to the benefit of or be enforceable by any other Person.

     27. MISCELLANEOUS.

        27.1 FURTHER ASSURANCES. Each Member agrees to execute and deliver to the other Members such certificates, documents and agreements as such other Members may reasonably request in order to enable such other Members to act on behalf of the Company in accordance with the terms of this Agreement or in order otherwise to carry out the intents and purposes hereof.

        27.2 DELEGATION OF RESPONSIBILITIES, ETC. No Member shall be relieved or released of any liability or obligation under this Agreement by reason of the delegation any of its responsibilities hereunder to any other Person, or by any provision of any management or other agreement which (a) imposes obligations on the manager or other contracting party thereunder which are less onerous than those imposed on such Member hereunder or (b) sets forth a standard of liability with respect to such party which is less strict than that set forth herein with respect to such Member.

        27.3 LEGAL EXPENSES. With respect to any action or proceeding concerning this Agreement, the party against whom a final, non-appealable judgment shall be rendered by a court of competent jurisdiction shall pay the reasonable attorneys' fees and disbursements of the prevailing party or parties.

        27.4 SAVINGS CLAUSE. If any provision hereof or the application thereof to any Persons or circumstances shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each other provision of this Agreement shall be valid and enforceable to the extent permitted by law.

        27.5 AMENDMENTS. This Agreement may not be amended or modified except by an instrument in writing executed by the Members.

        27.6 FINANCE AGREEMENT. References in this Agreement to any right, power, action or decision that may only be taken or made in accordance with the Finance Agreement or the Financing Documents shall only apply so long as the Finance Agreement or such other Financing Documents shall remain in effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  PIONEER REAL ESTATE ADVISORS, INC.


                                  By: /s/ Stephen G. Kasnet
                                     ------------------------------------
                                     Name: Stephen G. Kasnet
                                     Title: President


                                  BANC ONE CAPITAL HOLDINGS CORPORATION


                                  By: /s/ David R. Meuse
                                     -----------------------------------
                                     Name: David R. Meuse
                                     Title: Chairman and CEO

                                  SCHEDULE 1.0

                                   DEFINITIONS


     1.1 "Affiliate," when used with respect to any Person, shall mean any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In addition, for purposes of any provision of this Agreement with respect to which the Financing Documents shall govern and control, or otherwise as the context may require, the term "Affiliate" shall have the meaning ascribed to such term in the Finance Agreement.

     1.2 "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized by law to close in New York, New York.

     1.3 "Code" shall mean the Internal Revenue Code of 1986, as the same may have been or may be amended from time to time, and any reference to a section or other provision of the Code shall constitute in addition a reference to the corresponding provision of any subsequent law which supersedes the Internal Revenue Code of 1986. "Income Tax Regulations" shall mean the Income Tax Regulations promulgated by the United States Treasury Department (or any successor governmental authority exercising the same or similar functions), as the same may have been or may be amended from time to time, and any reference to a section or other provision of such Income Tax Regulations shall constitute in addition a reference to the corresponding provision of any subsequent, superseding regulations.

     1.4 "Company" shall mean the limited liability company created by this Agreement.

     1.5 "Central and Eastern Europe" means Albania, Bulgaria, Croatia, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Poland, Romania, Slovakia and Slovenia, as well as other countries in the region, subject to OPIC's approval so long as the Financing Documents remain in effect.

     1.6 "Control" with respect to any Person, means the power to direct or approve the management and policies of such Person.

     1.7 "Delphos" shall mean Delphos International, a division of Banc One.

     1.8 "Financing Documents" shall mean all documents executed and delivered by the Fund, the Company or any of their respective Affiliates in favor of OPIC, any holder of the OPIC Loan or any portion thereof or interest therein, or any agent acting on behalf of OPIC or any such holder or holders, as such documents may be amended in accordance with the provisions of this Agreement. The term "Financing Documents" shall include, without limitation, that certain Amended and Restated Finance Agreement (the "Finance Agreement") to be entered into by OPIC, the Fund and the Company and the Funding Documents (as defined in the Finance Agreement).

     1.9 "Fiscal Year" shall mean the calendar year. "Fiscal Year" shall also be deemed to mean and include that fraction of a Fiscal Year commencing on the date of formation of the Company and ending on December 31, 1998, and that fraction, if any, of a Fiscal Year ending on the last day of the term of this Agreement.

     1.10 "Fund" shall mean PBO Property Fund, L.L.C., a Delaware limited liability company which the Company, as Managing Member, together with Banc One, is establishing on the date hereof for the purpose of investing in real estate in the Host Countries. The Company shall be the sole Managing Member of the Fund.

     1.11 "Host Countries" shall mean, collectively, the countries comprising Central and Eastern Europe and NIS.

     1.12 "Indemnity Agreement" shall mean an Indemnity Agreement entered into by and among Pioneer, Banc One, the Company, the Fund and OPIC pursuant to the Finance Agreement.

     1.13 "Member" shall mean each of the parties to this Agreement and any other Person to which an interest in the Company is hereafter transferred, and who is admitted to the Company, in accordance with the terms of this Agreement.

     1.14 "Net Profits" and "Net Loss" shall mean, respectively, for each Fiscal Year or other period, the net taxable income or loss of the Company for federal income tax purposes, except that such net taxable income or loss shall (a) be increased by the income and gain exempt from tax and decreased by expenditures of the Company described in section 705(a)(2)(B) of the Code and (b) be determined by assuming that the basis of any property contributed to the Company by any Member shall, for purposes of computing gain, loss, depreciation or amortization, be equal to the amount shown on the books of the Company; PROVIDED, HOWEVER, that any amount required to be specially allocated to the Members pursuant to Sections 11.1(a), 11.1(b),

11.2(a), 11.2(b) and 9.3 shall not be taken into account in calculating Net Profits or Net Loss.

     1.15 "NIS" or "New Independent States" means Armenia, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, The Russian Federation, Tajikstan, Turkmenistan, Ukraine and Uzbekistan, and any other countries in the region selected by Pioneer, subject to OPIC's approval so long as the Financing Documents remain in effect.

     1.16 "Percentage Interest" shall mean: (i) in the case of Pioneer, 99%; and
(ii) in the case of Banc One, 1%.

     1.17 "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated association or any other legal entity.

     1.18 "Project" shall mean any building or complex of buildings (together with the underlying land) which is located in a Host Country and which is leased, or is intended to be leased, for use by others or which is intended to be sold to others. In addition, the term "Project" shall mean vacant land (including a leasehold interest therein) on which a Subsidiary contemplates constructing or completing the construction of such a building or complex of buildings.

     1.19 "Project Interests" shall mean, collectively, (i) Projects, (ii) direct or indirect equity interests in Persons that own or lease Projects or Project Interests, (iii) undivided interests in Projects, (iv) leasehold interests in Projects, (v) beneficial interests in trusts that directly or indirectly own or lease Projects or Project Interests, (vi) secured debt for which one or more Project Interests are a substantial part of the security, and which is issued by a Portfolio Company or a Portfolio Holding Company (each as defined in the Finance Agreement) (vii) unsecured debt issued by a Portfolio Company or a Portfolio Holding Company and (viii) other direct or indirect interests in Projects, and/or the income or revenues thereof, however denominated and whether such interests are equity interests or serve as security for, or are payable on account of, indebtedness.

     1.20 "Subsidiary" shall mean any entity which owns a direct or indirect interest in any Project Interest and in which the Fund has a direct or indirect interest.

     Other capitalized terms are defined in the body of this Agreement. Following is an index of the location of the definitions of all such capitalized terms:

Term                                                     Location
----                                                     --------

Act                                                      page 1

Act of Insolvency                                        Section 17.1

Advisory Board                                           Section 14.7.1

Affiliated Member                                        Section 14.2

Aggregate Year-to-Date Expenditure Amount                Section 14.8.3.1

Agreement                                                page 1

Asset Management Fee                                     Section 7.2

Asset Management Reserves                                Section 8.5

Banc One                                                 page 1

Board of Directors                                       Section 14.5.2

Breaching Member                                         Section 17.1

Budget Meeting                                           Section 14.4.1

Budgeted Cumulative Amount                               Section 14.8.3.1

Capital Account                                          Section 9.1

Capital Improvement                                      Section 14.8.2

Carry                                                    Section 10.3

Company Expense Loan                                     Section 8.5

Company Expenses                                         Section 8.5

Contribution Notice                                      Section 8.2

Contracting Party                                        Section 15.2

Controllable Expenses                                    Section 14.8.3.1

Emergency Expense                                        Section 14.8.3.3

Excess Negative Balance                                  Section 9.3

Fund Expense Loan                                        Section 8.6

Fund LLC Agreement                                       Section 8.2

Fund Manager                                             Section 7.2

Term                                                     Location
----                                                     --------

Holding Company                                          Section 14.8.1.2

Inflation Adjustment                                     Section 14.8.5.1

Initial Capital Contribution                             Section 8.1

Investment Committee                                     Section 14.6

Major Capital Improvement                                Section 14.8.2

Major Lease                                              Section 14.8.8.7

Minimum Gain                                             Section 9.3

Minor Capital Improvement                                Section 14.8.3.2

Non-Affiliated Members                                   Section 14.2

nonrecourse liability                                    Section 9.3

notice partners                                          Section 12.9

notices                                                  Section 20

Operating Guidelines                                     Section 14.8

OPIC                                                     page 1

OPIC Loan                                                page 1

Originating Party                                        Section 5

Pioneer                                                  page 1

Preliminary Proposal                                     Section 14.8.1.1

Qualified Banc One Entity                                Section 16.3

Qualified Pioneer Entity                                 Section 16.2

Shortfall Advance                                        Section 8.3

Tenant Improvement                                       Section 14.8.2

Transfer                                                 Section 16.1

Uncontrollable Expenses                                  Section 14.8.3.1

Voluntary Loans                                          Section 8.6

                                  SCHEDULE 5.0

                              EXISTING INVESTMENTS


     A list of the existing investments will be agreed upon by Pioneer and Banc One within thirty (30) days after the date of this Agreement.

                                  SCHEDULE 8.1

                          INITIAL CAPITAL CONTRIBUTIONS

                                              INITIAL CAPITAL
MEMBER                                          CONTRIBUTION
------                                        ---------------
Pioneer                                           $128,800

Banc One                                            $1,301